SECURITIES PURCHASE AGREEMENT

This  Securities  Purchase  Agreement  (this  “Agreement”)  is  dated  as  of    May  6,  2019,

between   Parallax   Health   Sciences,   Inc.,   a   Nevada   corporation   (the   “Company”),   and   each

purchaser  identified  on  the  signature  pages  hereto  (each,  including  its  successors  and  assigns,  a

“Purchaser” and collectively, the “Purchasers”).

WHEREAS,  subject  to  the  terms  and  conditions  set  forth  in  this  Agreement  and  pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated  thereunder,  the  Company  desires  to  issue  and  sell  to  each  Purchaser,  and  each

Purchaser,  severally  and  not  jointly,  desires  to  purchase  from  the  Company,  securities  of  the

Company as more fully described in this Agreement.

NOW,  THEREFORE,  IN  CONSIDERATION  of  the  mutual  covenants  contained  in  this

Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1

Definitions.  In  addition  to  the  terms  defined  elsewhere  in  this  Agreement,  for  all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate”  means  any  Person  that,  directly  or  indirectly  through  one  or  more intermediaries,  controls  or  is  controlled  by  or  is  under  common  control  with  a  Person,  as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business  Day”  means  any  day  except  any  Saturday,  any  Sunday,  any  day  which is  a  federal  legal  holiday  in  the  United  States  or  any  day  on  which  banking  institutions  in the  State  of  New  York  are  authorized  or  required  by  law  or  other  governmental  action  to close.

“Closing Dates” means the First Closing Date and the Second Closing Date.

“Closings”  means  the  First  Closing  and  the  Second  Closing  of  the  purchase  and sale of the Securities pursuant to Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share,  and  any  other  class  of  securities  into  which  such  securities  may  hereafter  be reclassified or changed.

“Common   Stock   Equivalents”   means   any   securities   of   the   Company   or   the

Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock,

including,  without  limitation,  any  debt,  preferred  stock,  right,  option,  warrant  or  other instrument  that  is  at  any  time  convertible  into  or  exercisable  or  exchangeable  for,  or otherwise entitles the holder thereof to receive, Common Stock.

“Company     Counsel”     means     ____________,     with     offices     located     at

_____________.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure  Time”  means,  (i)  if  this  Agreement  is  signed  on  a  day  that  is  not  a

Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City

time)   on   any   Trading   Day,   9:01   a.m.   (New   York   City   time)   on   the   Trading   Day

immediately following the date hereof, [unless otherwise instructed as to an earlier time by the  Placement  Agent,  and  (ii)  if  this  Agreement  is  signed  between  midnight  (New  York

City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m.

(New York City time) on the date hereof[, unless otherwise instructed as to an earlier time by the Placement Agent.

“Effective  Date”  means  the  earliest  of  the  date  that  (a)  the  initial  Registration

Statement has been declared effective by the Commission, (b) all of the Shares and Warrant

Shares  have been  sold  pursuant  to  Rule  144  or  may  be  sold  pursuant  to  Rule  144  without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions,  (c) following the  one  year  anniversary  of  the  last  Closing  Date  provided  that  a  holder  of  Shares  or

Warrant  Shares  is  not  an  Affiliate  of  the  Company,  or  (d)  all  of  the  Shares  and  Warrant

Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the

Securities  Act  without  volume  or  manner-of-sale  restrictions  and  Company  Counsel  has delivered  to  such  holders  a  standing  written  unqualified  opinion  that  resales  may  then  be made by such holders of the Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“EGS”  means  Ellenoff  Grossman  &  Schole  LLP,  with  offices  located  at  1345

Avenue of the Americas, New York, New York 10105-0302.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt  Issuance”  means  the  issuance  of  (a)  shares  of  Common  Stock  or  options to  employees,  officers  or  directors  of  the  Company  pursuant  to  any  stock  or  option  plan duly  adopted  for  such  purpose,  by  a  majority  of  the  non-employee  members  of  the  Board of  Directors  or  a  majority  of  the  members  of  a  committee  of  non-employee  directors established for such purpose for services rendered to the Company, (b) securities upon the exercise  or  exchange  of  or  conversion  of  any  Securities  issued  hereunder  and/or  other securities  exercisable  or  exchangeable  for  or  convertible  into  shares  of  Common  Stock issued  and  outstanding  on  the  date  of  this  Agreement,  provided  that  such  securities  have not  been  amended  since  the  date  of  this  Agreement  to  increase  the  number  of  such securities  or  to  decrease  the  exercise  price,  exchange  price  or  conversion  price  of  such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved  by  a  majority  of  the  disinterested  directors  of  the  Company,  provided  that  such securities  are  issued  as  “restricted  securities”  (as  defined  in  Rule  144)  and  carry  no

registration   rights   that   require   or   permit   the   filing   of   any   registration   statement   in

connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is,  itself  or  through  its  subsidiaries,  an  operating  company  or  an  owner  of  an  asset  in  a business  synergistic  with  the  business  of  the  Company  and  shall  provide  to  the  Company additional benefits in addition to the investment of funds, but shall not include a transaction in  which  the  Company  is  issuing  securities  primarily  for  the  purpose  of  raising  capital  or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(kk).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(kk).

“First Closing” shall have the meaning ascribed to such term in Section 2.1.

“First  Closing  Date”  means  the  Trading  Day  on  which  all  of  the  Transaction

Documents  have  been  executed  and  delivered  by  the  applicable  parties  thereto,  and  all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount for the  First  Closing  and  (ii)  the  Company’s  obligations  to  deliver the  Securities  for  the  First

Closing, in each case, have been satisfied or waived.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual  Property  Rights”  shall  have  the  meaning  ascribed  to  such  term  in

Section 3.1(p).

“Legend  Removal  Date”  shall  have  the  meaning  ascribed  to  such  term  in  Section

4.1(c).

“Liens”  means  a  lien,  charge  pledge,  security  interest,  encumbrance,  right  of  first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the Lock-Up Agreement, dated as of the date hereof,

by  and  among  the  Company  and  the  directors,  officers,  and  10%  stockholders  of  the

Company, in the form of Exhibit D attached hereto.

“Material Adverse Effect” shall have the meaning assigned to such term in Section

3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Participation Maximum” shall have the meaning ascribed to such term in Section

4.11(a).

“Per Unit Purchase Price” equals $0.125 per unit, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person”  means  an  individual  or  corporation,  partnership,  trust,  incorporated  or unincorporated association, joint venture, limited liability company, joint stock company,

government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section

3.1(jj).

“Proceeding”  means  an action, claim,  suit, investigation or proceeding  (including,

without  limitation,  an  informal  investigation  or  partial  proceeding,  such  as  a  deposition),

whether commenced or threatened.

“Public  Information  Failure”  shall  have  the  meaning  ascribed  to  such  term  in

Section 4.2(b).

“Public  Information  Failure  Payments”  shall  have  the  meaning  ascribed  to  such term in Section 4.2(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit

A attached hereto.

“Registration Statement”  means a registration statement  meeting  the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required  Approvals”  shall  have  the  meaning  ascribed  to  such  term  in  Section

3.1(e).

“Rule  144”  means  Rule  144  promulgated  by  the  Commission  pursuant  to  the

Securities  Act,  as  such  Rule  may  be  amended  or  interpreted  from  time  to  time,  or  any similar  rule  or  regulation  hereafter  adopted  by  the  Commission  having  substantially  the same purpose and effect as such Rule.

“Rule  424”  means  Rule  424  promulgated  by  the  Commission  pursuant  to  the

Securities  Act,  as  such  Rule  may  be  amended  or  interpreted  from  time  to  time,  or  any similar  rule  or  regulation  hereafter  adopted  by  the  Commission  having  substantially  the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Closing” shall have the meaning ascribed to such term in Section 2.1.

“Second  Closing  Date”  means  the  Trading  Day  on  which  all  of  the  Transaction

Documents  have  been  executed  and  delivered  by  the  applicable  parties  thereto,  and  all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount for the  Second  Closing  and  (ii)  the  Company’s  obligations  to  deliver  the  Securities  for  the

Second Closing, in each case, have been satisfied or waived.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities  Act”  means  the  Securities  Act  of  1933,  as  amended,  and  the  rules  and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription  Amount”  means,  as  to  each  Purchaser,  the  aggregate  amount  to  be paid  for  units  of  Shares  and  Warrants  purchased  hereunder  as  specified  below  such

Purchaser’s  name  on  the  signature  page  of  this  Agreement  and  next  to  the  heading

“Subscription Amount,” in United States dollars and in immediately available funds.  The

Subscription Amounts at the First Closing and the Second Closing shall be the same.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a)

and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading  Day”  means  a  day  on  which  the  principal  Trading  Market  is  open  for trading.

“Trading Market”  means  any  of  the following  markets  or exchanges  on which  the

Common Stock is listed or quoted for trading on the date in question: the NYSE American,

the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market,

the  New  York  Stock  Exchange,  OTCQB  or  OTCQX  (or  any  successors  to  any  of  the foregoing).

“Transaction  Documents”  means  this  Agreement,  the  Warrants,  the  Registration

Rights Agreement, the Lock-Up Agreement, all exhibits and schedules thereto and hereto and  any  other  documents  or  agreements  executed  in  connection  with  the  transactions contemplated hereunder.

“Transfer Agent” means Action Stock Transfer Corp., the current transfer agent of the Company, and any successor transfer agent of the Company.

“Variable  Rate  Transaction”  shall  have  the  meaning  ascribed  to  such  term  in

Section 4.12(b).

“VWAP”  means,  for  any  date,  the  price  determined  by  the  first  of  the  following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market,

the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as  reported  by  Bloomberg  L.P.  (based  on  a  Trading  Day  from  9:30  a.m.  (New  York  City

time)  to  4:02  p.m.  (New  York  City  time)),  (b)   if  OTCQB  or  OTCQX  is  not  a  Trading

Market,  the  volume  weighted  average  price  of  the  Common  Stock  for  such  date  (or  the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common

Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar  organization  or  agency  succeeding  to  its  functions  of  reporting  prices),  the  most recent  bid  price  per  share  of  the  Common  Stock  so  reported,  or  (d)  in  all  other  cases,  the fair market value of a share of Common Stock as determined by an independent appraiser selected  in  good  faith  by  the  Purchasers  of  a  majority  in  interest  of  the  Securities  then outstanding  and  reasonably  acceptable  to  the  Company,  the  fees  and  expenses  of  which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the  Purchasers  at  the  Closing  in  accordance  with  Section  2.2(a)  hereof,  which  Warrants shall be exercisable immediately and have a term of exercise equal to two (2) years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the

Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1

Closings.     Upon   the   terms   and   subject   to   the   conditions   set   forth   herein,

substantially  concurrent  with  the  execution  and  delivery  of  this  Agreement  by  the  parties  hereto,

the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase in two

Closings,  up  to  an  aggregate  of  $1,000,000  of  units  with  each  unit  consisting  of  1.5  Shares  and

Warrants to purchase 1.5 Warrant Shares.  Each Purchaser shall deliver to the Company, via wire transfer  or  a  certified  check,  immediately  available  funds  equal  to  such  Purchaser’s  Subscription

Amount  as  set  forth  on  the  signature  page  hereto  executed  by  such  Purchaser,  and  the  Company shall deliver to each Purchaser its respective units of Shares and a Warrant, as determined pursuant to  Section  2.2(a),  and  the  Company  and  each  Purchaser  shall  deliver  the  other  items  set  forth  in

Section  2.2  deliverable  at  the  Closing.   The  Closings  shall  take  place  in  two  stages  as  set  forth

below  (respectively,  the  “First  Closing”  and  the  “Second  Closing”).    Upon  satisfaction  of  the

covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of

EGS or such other location as the parties shall mutually agree.

(a)

First Closing.  The First Closing shall be for up to $500,000 of the aggregate

Subscription Amount subscribed for by all Purchasers hereunder and shall occur on, or as soon as reasonably practicable following, the date hereof.

(b)

Second  Closing.   The  Second  Closing  shall  be  for  up  to  $500,000  of  the aggregate Subscription Amount subscribed for by all Purchasers hereunder and shall occur within 5 Business Days following the Effective Date, subject to the terms hereunder.

2.2

Deliveries.

(a)  On  or  prior  to  each  Closing  Date,  the  Company  shall  deliver  or  cause  to  be delivered to each Purchaser the following:

(i)

as   to   the   First   Closing,   this   Agreement   duly   executed   by   the

Company;

(ii)

as   to   the   First   Closing,   a   legal   opinion   of   Company   Counsel,

substantially in the form of Exhibit B attached hereto;

(iii)      a   copy   of   the   irrevocable   instructions   to   the   Transfer   Agent

instructing  the  Transfer  Agent  to  deliver,  on  an  expedited  basis,  a  certificate evidencing a number of Shares equal to (A) such Purchaser’s Subscription Amount for the respective Closing divided (B) by the quotient obtained by dividing the Per

Unit Purchase Price by 1.5, registered in the name of such Purchaser;

(iv)

a  Warrant  registered  in  the  name  of  such  Purchaser  to  purchase  up to a number of shares of Common Stock equal to 100% of such Purchaser’s Shares,

with an exercise price equal to $0.25, subject to adjustment therein;

(v)

the   Company   shall   have   provided   each   Purchaser   with   the

Company’s  wire  instructions,  on  Company  letterhead  and  executed  by  the  Chief

Executive Officer or Chief Financial Officer;

(vi)

as to the First Closing, the Lock-Up Agreements; and

(vii)      as  to  the  First  Closing,  the  Registration  Rights  Agreement  duly executed by the Company.

(b)  On  or  prior  to  each  Closing  Date,  each  Purchaser  shall  deliver  or  cause  to  be delivered to the Company, as applicable, the following:

(i)

As  to  the  First  Closing,  this  Agreement  duly  executed  by  such

Purchaser;

(ii)

such Purchaser’s Subscription Amount as to the applicable Closing by wire transfer to the account specified in writing by the Company;

(iii)      such   Purchaser’s   leak-out   agreement   in   form   and   substance

reasonably acceptable to the Purchaser and the Company1; and

(iv)

as  to  the  First  Closing,  the  Registration  Rights  Agreement  duly executed by such Purchaser.

2.3

Closing Conditions.

(a)

The  obligations  of  the  Company  hereunder in  connection  with  the  Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects)

on   the   applicable   Closing   Date   of   the   representations   and   warranties   of   the

Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)

all   obligations,   covenants   and   agreements   of   each   Purchaser

required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii)      the delivery by each Purchaser of the items set forth in Section 2.2(b)

of this Agreement.

(b)

The  respective  obligations  of  the  Purchasers  hereunder  in  connection  with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects)

when   made   and   on   the   applicable   Closing   Date   of   the   representations   and

warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)

all obligations, covenants and agreements of the Company required

to   be   performed   at   or   prior   to   the   applicable   Closing   Date   shall   have   been

performed;

(iii)      the delivery by the Company of the items set forth in Section 2.2(a)

of this Agreement;

(iv)

there shall have been no Material Adverse Effect with respect to the

Company since the date hereof;

(v)

as to the Second Closing, the Registration Statement shall have been declared effective as to all of the Shares and Warrant Shares issued and issuable at

1

If market price is less than exercise price purchaser will not sell greater than $15,000 and 15% of dollar weighted average trading volume from prior 5 trading days.

the First Closing and Second Closing (ignoring for such purposes an conversion or exercise limitations thereunder) by the Commission on or before ______________,

2019; and

(vi)

from  the  date  hereof  to  the  applicable  Closing  Date,  trading  in  the

Common   Stock   shall   not   have   been   suspended   by   the   Commission   or    the

Company’s  principal  Trading  Market,  and,  at  any  time  prior  to  the  applicable

Closing  Date,  trading  in  securities  generally  as  reported  by  Bloomberg  L.P.  shall not  have  been  suspended  or  limited,  or  minimum  prices  shall  not  have  been established  on  securities  whose  trades  are  reported  by  such  service,  or  on  any

Trading  Market,  nor  shall  a  banking  moratorium  have  been  declared  either  by  the

United  States  or  New  York  State  authorities  nor  shall  there  have  occurred  any material  outbreak  or  escalation  of  hostilities  or  other  national  or  international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser,

makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1

Representations   and   Warranties   of   the   Company.   Except   as   set   forth   in   the

Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any  representation  or  otherwise  made  herein  to  the  extent  of  the  disclosure  contained  in  the corresponding  section  of  the  Disclosure  Schedules,  the  Company  hereby  makes  the  following representations and warranties to each Purchaser:

(a)

Subsidiaries.  All of the direct and indirect subsidiaries of the Company are

set  forth  on Schedule  3.1(a).   The  Company  owns,  directly  or  indirectly,  all  of  the  capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully  paid,  non-assessable  and  free  of  preemptive  and  similar  rights  to  subscribe  for  or

purchase  securities.    If  the  Company  has  no  subsidiaries,  all  other  references  to  the

Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)

Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under  the  laws  of  the  jurisdiction  of  its  incorporation  or  organization,  with  the  requisite power and authority to own and use its properties and assets and to carry on its business as

currently  conducted.   Neither  the  Company  nor  any  Subsidiary  is  in  violation  nor  default of any of the provisions of its respective certificate  or  articles of incorporation, bylaws or

other  organizational  or  charter  documents.   Each  of  the  Company  and  the  Subsidiaries  is

duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by  it  makes  such  qualification  necessary,  except  where  the  failure  to  be  so  qualified  or  in good  standing,  as  the  case  may  be,  could  not  have  or  reasonably  be  expected  to  result  in:

(i)  a  material  adverse  effect  on  the  legality,  validity  or  enforceability  of  any  Transaction

Document,  (ii)  a  material  adverse  effect  on  the  results  of  operations,  assets,  business,

prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as  a  whole,  or  (iii)  a  material  adverse  effect  on  the  Company’s  ability  to  perform  in  any material respect on a timely basis its obligations under any Transaction Document (any of

(i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)

Authorization;  Enforcement.    The  Company  has  the  requisite  corporate

power and authority to enter into and to consummate the transactions contemplated by this

Agreement  and  each  of  the  other  Transaction  Documents  and  otherwise  to  carry  out  its

obligations hereunder and thereunder.   The execution and delivery of this Agreement and

each of the other Transaction Documents by the Company and the consummation by it of the  transactions  contemplated  hereby  and  thereby  have  been  duly  authorized  by  all necessary  action  on  the  part  of  the  Company  and  no  further  action  is  required  by  the

Company,  the  Board  of  Directors  or  the  Company’s  stockholders  in  connection  herewith

or  therewith  other  than  in  connection  with  the  Required  Approvals.   This  Agreement  and

each  other  Transaction  Document  to  which  it  is  a  party  has  been  (or  upon  delivery  will have  been)  duly  executed  by  the  Company  and,  when  delivered  in  accordance  with  the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable  against  the  Company  in  accordance  with  its  terms,  except  (i)  as  limited  by

general   equitable   principles   and   applicable   bankruptcy,   insolvency,   reorganization,

moratorium and other laws of general application affecting enforcement of creditors’ rights generally,  (ii)  as  limited  by  laws  relating  to  the  availability  of  specific  performance,

injunctive  relief  or  other  equitable  remedies  and  (iii)  insofar  as  indemnification  and contribution provisions may be limited by applicable law.

(d)

No Conflicts.  The execution, delivery and performance by the Company of this  Agreement  and  the  other  Transaction  Documents  to  which  it  is  a  party,  the  issuance and  sale  of  the  Securities  and  the  consummation  by  it  of  the  transactions  contemplated hereby  and  thereby  do  not  and  will  not  (i)  conflict  with  or  violate  any  provision  of  the

Company’s  or  any  Subsidiary’s  certificate  or  articles  of  incorporation,  bylaws  or  other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that  with  notice  or  lapse  of  time  or  both  would  become  a  default)  under,  result  in  the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary,

or give to others any rights of termination, amendment, anti-dilution or similar adjustments,

acceleration  or  cancellation  (with  or  without  notice,  lapse  of  time  or  both)  of,  any agreement,  credit  facility,  debt  or  other  instrument  (evidencing  a  Company  or  Subsidiary debt  or  otherwise)  or  other  understanding  to  which  the  Company  or  any  Subsidiary  is  a party  or  by  which  any  property  or  asset  of  the  Company  or  any  Subsidiary  is  bound  or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any  law,  rule,  regulation,  order,  judgment,  injunction,  decree  or  other  restriction  of  any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the

Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and

(iii),  such  as  could  not  have  or  reasonably  be  expected  to  result  in  a  Material  Adverse

Effect.

(e)

Filings,  Consents  and  Approvals.   The  Company  is  not  required  to  obtain

any  consent,  waiver,  authorization  or  order  of,  give  any  notice  to,  or  make  any  filing  or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of  the  Transaction  Documents,  other  than:  (i)  the  filings  required  pursuant  to  Section  4.4 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights

Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance  and  sale  of  the  Securities  and  the  listing  of  the  Shares  and  Warrant  Shares  for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the  Commission  and  such  filings  as  are  required  to  be  made  under  applicable  state securities laws (collectively, the “Required Approvals”).

(f)

Issuance  of  the  Securities.   The  Securities  are  duly  authorized  and,  when

issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the

Company  other  than  restrictions  on  transfer  provided  for  in  the  Transaction  Documents.

The   Warrant   Shares,   when   issued  in   accordance   with   the   terms   of    the   Transaction

Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction

Documents.    The  Company  has  reserved  from  its  duly  authorized  capital  stock  the maximum  number  of  shares  of  Common  Stock  issuable  pursuant  to  this  Agreement  and the Warrants.

(g)

Capitalization.   The  capitalization  of  the  Company  as  of  the  date  hereof  is as  set  forth  on  Schedule  3.1(g),  which  Schedule  3.1(g)  shall  also  include  the  number  of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof.  The Company has not issued any capital stock since its most recently filed  periodic  report  under  the  Exchange  Act,  other  than  pursuant  to  the  exercise  of employee stock options under the Company’s stock option plans, the issuance of shares of

Common  Stock  to  employees  pursuant  to  the  Company’s  employee  stock  purchase  plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to

participate  in  the  transactions  contemplated  by  the  Transaction  Documents.   Except  as  a

result of the purchase and sale of the Securities, there are no outstanding options, warrants,

scrip rights to subscribe to, calls or commitments of any character whatsoever relating to,

or  securities,  rights  or  obligations  convertible  into  or  exercisable  or  exchangeable  for,  or giving  any  Person  any  right  to  subscribe  for  or  acquire,  any  shares  of  Common  Stock  or

the   capital   stock   of   any   Subsidiary,   or   contracts,   commitments,   understandings   or

arrangements  by  which  the  Company  or  any  Subsidiary  is  or may  become  bound  to  issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any

Subsidiary.   The  issuance  and sale of the Securities  will  not  obligate the Company  or  any

Subsidiary  to  issue  shares  of  Common  Stock  or  other  securities to  any  Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any

Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of  such  security  or  instrument  upon  an  issuance  of  securities  by  the  Company  or  any

Subsidiary.   There  are  no  outstanding  securities  or  instruments  of  the  Company  or  any

Subsidiary  that  contain  any  redemption  or  similar  provisions,  and  there  are  no  contracts,

commitments,  understandings  or  arrangements  by  which  the  Company  or  any  Subsidiary is  or  may  become  bound  to  redeem  a  security  of  the  Company  or  such  Subsidiary.  The

Company  does  not  have  any  stock  appreciation  rights  or  “phantom  stock”  plans  or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of  the  Company  are  duly  authorized,  validly  issued,  fully  paid  and  nonassessable,  have been  issued  in  compliance  with  all  federal  and  state  securities  laws,  and  none  of  such outstanding  shares  was  issued  in  violation  of  any  preemptive  rights  or  similar  rights  to

subscribe   for   or   purchase   securities.     No   further   approval   or   authorization   of   any

stockholder,  the  Board  of  Directors  or  others  is  required  for  the  issuance  and  sale  of  the

Securities.    There  are  no  stockholders  agreements,  voting  agreements  or  other  similar agreements  with  respect  to  the  Company’s  capital  stock  to  which  the  Company  is  a  party

or,   to   the   knowledge   of   the   Company,   between   or   among   any   of   the   Company’s

stockholders.

(h)

SEC  Reports;  Financial  Statements.   The  Company  has  filed  all  reports,

schedules,  forms,  statements  and  other  documents  required  to  be  filed  by  the  Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d)

thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the  exhibits  thereto  and  documents  incorporated  by  reference  therein,  being  collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of  such  time  of  filing  and  has  filed  any  such  SEC  Reports  prior  to  the  expiration  of  any

 such  extension.   As  of  their  respective  dates,  the  SEC  Reports complied  in  all  material respects  with  the  requirements  of  the  Securities  Act  and  the  Exchange  Act,  as  applicable,

and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the  statements  therein,  in  the  light  of  the  circumstances  under which  they  were  made,  not

misleading.    The  Company  has  never  been  an  issuer  subject  to  Rule  144(i)  under  the

Securities  Act.  The  financial  statements  of  the  Company  included  in  the  SEC  Reports comply in all material respects with applicable accounting requirements and the rules and

regulations of the Commission with respect thereto as in effect at the time of filing.   Such

financial  statements  have  been  prepared  in  accordance  with  United  States  generally accepted  accounting  principles  applied  on  a  consistent  basis  during  the  periods  involved

(“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto  and  except  that  unaudited  financial  statements  may  not  contain  all  footnotes required  by  GAAP,  and  fairly  present  in  all  material  respects  the  financial  position  of  the

Company  and  its  consolidated  Subsidiaries  as  of  and  for  the  dates  thereof  and  the  results of  operations  and  cash  flows  for  the  periods  then  ended,  subject,  in  the  case  of  unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)

Material Changes; Undisclosed Events, Liabilities or Developments.  Since

the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the

Company  has  not  incurred  any  liabilities  (contingent  or  otherwise)  other  than  (A)  trade payables and accrued expenses incurred in the ordinary course of business consistent with past  practice  and  (B)  liabilities  not  required  to  be  reflected in  the  Company’s  financial statements  pursuant  to  GAAP  or  disclosed  in  filings  made  with  the  Commission,  (iii)  the

Company  has  not  altered  its  method  of  accounting,  (iv)  the  Company  has  not  declared  or made any dividend or distribution of cash or other property to its stockholders or purchased,

redeemed  or  made  any  agreements  to  purchase  or  redeem  any  shares  of  its  capital  stock and  (v)  the  Company  has  not  issued  any  equity  securities  to  any  officer,  director  or

Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

Except for the issuance of the Securities contemplated by this Agreement or as set forth on

Schedule  3.1(i),  no  event,  liability,  fact,  circumstance,  occurrence  or  development  has occurred or exists or is reasonably expected to occur or exist with respect to the Company or  its  Subsidiaries  or  their  respective  businesses,  prospects,  properties,  operations,  assets or  financial  condition  that  would  be  required  to  be  disclosed  by  the  Company  under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)

Litigation.   Except  as  set  forth  in  Item  3  of  the  Company’s  Annual  Report on  Form  10-K  or  as  set  forth  on  Schedule  3.1(j)  attached  hereto,  there  is  no  action,  suit,

inquiry,  notice  of  violation,  proceeding  or  investigation  pending  or,  to  the  knowledge  of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective  properties  before  or  by  any  court,  arbitrator,  governmental  or  administrative agency  or  regulatory  authority  (federal,  state,  county,  local  or  foreign)  (collectively,  an

“Action”)  which  (i)  adversely  affects  or  challenges  the  legality,  validity  or  enforceability of  any  of  the  Transaction  Documents  or  the  Securities  or  (ii)  could,  if  there  were  an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state

securities  laws  or  a  claim  of  breach  of  fiduciary  duty.   There  has  not  been,  and  to  the

knowledge of the Company, there is not pending or contemplated, any investigation by the

Commission  involving  the  Company  or  any  current  or  former  director  or  officer  of  the

Company.   The  Commission  has  not  issued  any  stop  order  or  other  order  suspending  the effectiveness  of  any  registration  statement  filed  by  the  Company  or  any  Subsidiary  under the Exchange Act or the Securities Act.

(k)

Labor  Relations.    No  labor  dispute  exists  or,  to  the  knowledge  of  the

Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or

its  Subsidiaries’  employees  is  a  member  of  a  union  that  relates  to  such  employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its

Subsidiaries  is  a  party  to  a  collective  bargaining  agreement,  and  the  Company  and  its

Subsidiaries  believe  that  their  relationships  with  their  employees  are  good.    To  the

knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is  now  expected  to  be,  in  violation  of  any  material  term  of  any  employment  contract,

confidentiality,   disclosure   or   proprietary   information   agreement   or   non-competition

agreement,  or  any  other  contract  or  agreement  or  any  restrictive  covenant  in  favor  of  any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing

matters.   The  Company  and  its  Subsidiaries  are in  compliance  with all  U.S.  federal, state,

local and foreign laws and regulations relating to employment and employment practices,

terms  and  conditions  of  employment  and  wages  and  hours,  except  where the  failure  to  be in  compliance  could  not,  individually  or  in the  aggregate,  reasonably  be expected to have a Material Adverse Effect.

(l)

Compliance.    Neither  the  Company  nor  any  Subsidiary:  (i)  is  in  default under  or  in  violation  of  (and  no  event  has  occurred  that  has  not  been  waived  that,  with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under  or  that  it  is  in  violation  of,  any  indenture,  loan  or  credit  agreement  or  any  other agreement  or  instrument  to  which  it  is  a  party  or  by  which  it  or  any  of  its  properties  is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii)

is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority,  including  without  limitation  all  foreign,  federal,  state  and  local  laws  relating  to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)

Environmental Laws.

The  Company  and  its  Subsidiaries  (i)  are  in

compliance with all federal, state, local and foreign laws relating to pollution or protection of  human  health  or  the  environment  (including  ambient  air,  surface  water,  groundwater,

land surface or subsurface strata), including laws relating to emissions, discharges, releases

or   threatened   releases  of   chemicals,   pollutants,   contaminants,  or  toxic  or  hazardous

substances   or   wastes   (collectively,  “Hazardous   Materials”)   into  the   environment,   or

otherwise  relating  to  the  manufacture,  processing,  distribution,  use,  treatment,  storage,

disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes,

decrees,  demands,  or  demand  letters,  injunctions,  judgments,  licenses,  notices  or  notice letters,  orders,  permits,  plans  or  regulations,  issued,  entered,  promulgated  or  approved

thereunder  (“Environmental   Laws”);  (ii)   have   received  all   permits   licenses  or  other

approvals   required   of   them   under   applicable   Environmental   Laws   to   conduct   their

respective businesses; and (iii) are in compliance with all terms and conditions of any such permit,  license  or approval  where  in each  clause (i), (ii)  and  (iii), the  failure  to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse

Effect.

(n)

Regulatory   Permits.     The   Company   and   the   Subsidiaries   possess   all

certificates,  authorizations  and  permits  issued  by  the  appropriate  federal,  state,  local  or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be  expected  to  result  in  a  Material  Adverse  Effect  (“Material  Permits”),  and  neither  the

Company  nor  any  Subsidiary  has  received  any  notice  of  proceedings  relating  to  the revocation or modification of any Material Permit.

(o)

Title   to   Assets.     The   Company   and   the   Subsidiaries   have   good   and

marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially  affect  the  value  of such  property  and  do  not  materially  interfere  with  the  use made and proposed to be made of such property by the Company and the Subsidiaries and

(ii)  Liens  for  the  payment  of  federal,  state  or  other  taxes,  for  which  appropriate  reserves have  been  made  therefor  in  accordance  with  GAAP  and  the  payment  of  which  is  neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the

Company  and  the  Subsidiaries  are  held  by  them  under  valid,  subsisting  and  enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)

Intellectual  Property.    The  Company  and  the  Subsidiaries  have,  or  have

rights  to  use,  all  patents,  patent  applications,  trademarks,  trademark  applications,  service marks,  trade  names,  trade  secrets,  inventions,  copyrights,  lice nses  and  other  intellectual property  rights  and  similar  rights  necessary  or  required  for  use  in  connection  with  their respective  businesses  as  described  in  the  SEC  Reports  and  which  the  failure  to  so  have could  have  a  Material  Adverse  Effect  (collectively,  the  “Intellectual  Property  Rights”).

None  of,  and  neither  the  Company  nor  any  Subsidiary  has  received  a  notice  (written  or otherwise)  that  any  of,  the  Intellectual  Property  Rights  has  expired,  terminated  or  been abandoned,  or  is  expected  to  expire  or  terminate  or  be  abandoned,  within  two  (2)  years

from  the  date  of  this  Agreement.   Neither  the  Company  nor  any  Subsidiary  has  received,

since the date of the latest audited financial statements included within the SEC Reports, a written  notice  of  a  claim  or  otherwise  has  any  knowledge  that  the  Intellectual  Property

Rights  violate  or  infringe  upon  the  rights  of  any  Person,  except  as  could  not  have  or

reasonably  be  expected  to  not  have  a  Material  Adverse  Effect.   To  the  knowledge  of  the

Company,  all  such  Intellectual  Property  Rights  are  enforceable  and  there  is  no  existing

infringement by another Person of any of the Intellectual Property Rights.   The Company

and  its  Subsidiaries  have  taken  reasonable  security  measures  to  protect  the  secrecy,

confidentiality  and  value  of  all  of  their  intellectual  properties,  except  where  failure  to  do so  could  not,  individually  or  in  the  aggregate,  reasonably  be  expected  to  have  a  Material

Adverse Effect.

(q)

Insurance.   The  Company  and  the  Subsidiaries  are  insured  by  insurers  of recognized financial responsibility against such losses and risks and in such amounts as are prudent  and  customary  in  the  businesses  in  which  the  Company  and  the  Subsidiaries  are engaged,  including,  but  not  limited  to,  directors  and  officers  insurance  coverage  at  least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has

any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)

Transactions   with   Affiliates   and   Employees.     Except   as   set   forth   on

Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services  as  employees,  officers  and  directors),  including  any  contract,  agreement  or  other arrangement  providing  for  the  furnishing  of  services  to  or  by,  providing  for  rental  of  real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee  has  a  substantial  interest  or  is  an  officer,  director, trustee,  stockholder,  member or  partner,  in  each  case  in  excess  of  $120,000  other  than  for  ( i)  payment  of  salary  or consulting  fees  for  services  rendered,  (ii)  reimbursement  for  expenses  incurred  on  behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)

Sarbanes-Oxley;  Internal  Accounting  Controls.    The  Company  and  the

Subsidiaries  are  in  compliance  with  any  and  all  applicable  requirements  of  the  Sarbanes-

Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the applicable Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i)

transactions   are   executed   in   accordance   with   management’s   general   or   specific

authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements  in  conformity  with  GAAP  and  to  maintain  asset  accountability,  (iii)  access  to assets is permitted only in accordance with management’s general or specific authorization,

and  (iv)  the  recorded  accountability  for  assets  is  compared  with  the  existing  assets  at reasonable  intervals  and  appropriate  action  is  taken  with  respect  to  any  differences.  The

Company  and  the  Subsidiaries  have  established  disclosure  contro ls  and  procedures  (as defined  in  Exchange  Act  Rules  13a-15(e)  and  15d-15(e))  for  the  Company  and  the

Subsidiaries   and   designed   such   disclosure   controls   and   procedur  es   to   ensure   that

information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods

specified  in  the  Commission’s  rules  and  forms.   The  Company’s  certifying  officers  have

evaluated the effectiveness of the disclosure controls and procedures of the Company and the  Subsidiaries  as  of  the  end  of  the  period  covered  by  the  most  recently  filed  periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in  its  most  recently  filed  periodic  report  under  the  Exchange  Act  the  conclusions  of  the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no  changes  in  the  internal  control  over  financial  reporting  (as  such  term  is  defined  in  the

Exchange  Act)  of  the  Company  and  its  Subsidiaries  that  have  materially  affected,  or  is reasonably  likely  to  materially  affect,  the  internal  control  over  financial  reporting  of  the

Company and its Subsidiaries.

(t)

Certain  Fees.   No  brokerage  or  finder’s  fees  or  commissions  are  or  will  be payable by the Company or  any Subsidiary to any broker, financial advisor or consultant,

finder,  placement  agent,  investment  banker,  bank  or  other  Person  with  respect  to  the

transactions  contemplated  by  the  Transaction  Documents.   The  Purchasers  shall  have  no

obligation  with  respect  to  any  fees  or  with  respect  to  any  claims  made  by  or  on  behalf  of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)

Private     Placement.     Assuming     the     accuracy     of     the     Purchasers’

representations and warranties set forth in Section 3.2, no registration under the Securities

Act is required for the offer and sale of the Securities by the Company to the Purchasers as

contemplated   hereby.   The   issuance   and   sale   of   the   Securities   hereunder   does   not

contravene the rules and regulations of the Trading Market.

(v)

Investment  Company.  The  Company  is  not,  and  is  not  an  Affiliate  of,  and

immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an

“investment  company”  within  the  meaning  of  the  Investment  Company  Act  of  1940,  as

amended.   The Company shall conduct its business in a manner so that it will not become an  “investment  company”  subject  to  registration  under  the  Investment  Company  Act  of

1940, as amended.

(w)

Registration Rights.   Other than  each of the Purchasers, no Person has any

right to cause the Company or any Subsidiary to effect the registration under the Securities

Act of any securities of the Company or any Subsidiary that have not been satisfied either through the filing of a resale registration statement or Rule 144 eligibility.

(x)

Listing  and  Maintenance  Requirements.   The  Common  Stock  is  registered

pursuant  to  Section  12(b)  or  12(g)  of  the  Exchange  Act,  and  the  Company  has  taken  no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received

any notification that the Commission is contemplating terminating such registration.   The

Company  has  not,  in  the  12  months  preceding  the  date  hereof,  received  notice  from  any

Trading  Market  on  which  the  Common  Stock  is  or  has  been  listed  or  quoted  to  the  effect that the Company is not in compliance with the listing or maintenance requirements of such

Trading  Market.  The  Company  is,  and  has  no  reason  to  believe  that  it  will  not  in  the foreseeable  future  continue  to  be,  in  compliance  with  all  such  listing  and  maintenance requirements.  The  Common  Stock  is  currently  eligible  for  electronic  transfer  through  the

Depository  Trust  Company  or  another  established  clearing  corporation  and  the  Company is  current  in  payment  of  the  fees  to  the  Depository  Trust  Company  (or  such  other established clearing corporation) in connection with such electronic transfer.

(y)

Application of Takeover Protections.  Except as set forth on Schedule 3.1(y)

attached hereto, the Company and the Board of Directors have taken all necessary action,

if any, in order to render inapplicable any control share acquisition, business combination,

poison   pill   (including   any   distribution   under   a   rights   agreement)   or   other   similar

anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents)  or  the  laws  of  its  state  of  incorporation  that  is  or  could  become  applicable  to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result  of  the  Company’s  issuance  of  the  Securities  and  the  Purchasers’  ownership  of  the

Securities.

(z)

Disclosure.  Except with respect to the material terms and conditions of the transactions  contemplated  by  the  Transaction  Documents,  the  Company  confirms  that neither  it  nor  any  other  Person  acting  on  its  behalf  has  provided  any  of  the  Purchasers  or their agents or counsel with any information that it believes constitutes or might constitute material,  non-public  information.

The  Company understands  and  confirms  that  the

Purchasers  will  rely  on the  foregoing  representation  in  effecting  transactions  in  securities

of  the  Company.   All  of  the  disclosure  furnished  by  or  on  behalf  of  the  Company  to  the

Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions  contemplated  hereby,  including  the  Disclosure  Schedules  to  this  Agreement,

is  true  and  correct  and  does  not  contain  any  untrue  statement  of  a  material  fact  or  omit  to state any material fact necessary in order to make the statements made therein, in the light of  the  circumstances  under  which  they  were  made,  not  misleading.  The  press  releases disseminated  by  the  Company  during  the  twelve  months  preceding  the  date  of  this

Agreement taken as a whole do not contain any untrue statement of a material fact or omit to  state  a  material  fact  required  to  be  stated  therein  or  necessary  in  order  to  make  the statements therein, in the light of the circumstances under which they were made and when

made,  not  misleading.   The  Company  acknowledges  and  agrees  that  no  Purchaser  makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa)      No   Integrated   Offering.   Assuming   the   accuracy   of   the   Purchasers’

representations and warranties set forth in Section 3.2, neither the Company, nor any of its

Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any

offers   or   sales   of   any   security   or   solicited   any   offers   to   buy   any   security,   under

circumstances  that  would  cause  this  offering  of  the  Securities  to  be  integrated  with  prior offerings  by  the  Company  for  purposes  of  (i)  the  Securities  Act  which  would  require  the

registration   of   any   such   securities   under   the   Securities   Act,   or   (ii)   any   applicable

shareholder  approval  provisions  of  any  Trading  Market  on  which  any  of  the  securities  of the Company are listed or designated.

(bb)      Solvency.   Based  on  the  consolidated  financial  condition  of  the  Company as of the applicable Closing Date and the repayment of certain debt as set forth on Schedule

3.1(bb) out of the proceeds of this offering at Closing, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities)  as  they  mature,  (ii)  the  Company’s  assets  do  not  constitute  unreasonably  small capital to carry on its business as now conducted and as proposed to be conducted including its  capital  needs  taking  into  account  the  particular  capital  requirements  of  the  business conducted  by  the  Company,  consolidated  and  projected  capital  requirements  and  capital availability  thereof,  and  (iii)  the  current  cash  flow  of  the  Company,  together  with  the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account  all  anticipated  uses  of  the  cash,  would  be  sufficient  to  pay  all  amounts  on  or  in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account

the  timing  and  amounts  of  cash  to  be  payable  on  or  in  respect  of its debt).   The Company

has no knowledge of any facts or circumstances which lead it to believe that it will file for

reorganization   or   liquidation   under   the   bankruptcy   or   reorganization   laws   of   any

jurisdiction within one year from the applicable Closing Date.  Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or  amounts  owed  in  excess  of  $50,000  (other  than  trade  accounts  payable  incurred  in  the

ordinary   course   of   business),   (y)   all   guaranties,   endorsements   and   other   contingent

obligations  in  respect  of  indebtedness  of  others,  whether  or  not  the  same  are  or  should  be reflected  in  the  Company’s  consolidated  balance  sheet  (or  the  notes  thereto),  except guaranties  by  endorsement  of  negotiable  instruments  for  deposit  or  collection  or  similar transactions  in  the  ordinary  course  of  business;  and  (z)  the  present  value  of  any  lease payments  in  excess  of  $50,000  due  under  leases  required  to  be  capitalized  in  accordance

with  GAAP.   Neither  the  Company  nor  any  Subsidiary  is  in  default  with  respect  to  any

Indebtedness.

(cc)      Tax  Status.    Except  for  matters  that  would  not,  individually  or   in  the

aggregate,  have  or  reasonably  be  expected  to  result  in  a  Material  Adverse  Effect,  the

Company and its Subsidiaries each (i) has made or filed all United States federal, state and local  income  and  all  foreign  income  and  franchise  tax  returns,  reports  and  declarations required  by  any  jurisdiction  to  which  it  is  subject,  (ii)  has  paid  all  taxes  and  other governmental  assessments  and  charges  that  are  material  in  amount,  shown  or  determined to  be  due  on  such  returns,  reports  and  declarations  and  (iii)  has  set  aside  on  its  books provision reasonably adequate for the payment of all material taxes for periods subsequent

to  the  periods  to  which  such  returns,  reports  or  declarations  apply.   There  are  no  unpaid

taxes in any material amount claimed to be due by the taxing authority of any jurisdiction,

and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd)      No  General  Solicitation.   Neither  the  Company  nor  any  Person  acting  on

behalf  of  the  Company  has  offered  or  sold  any  of  the  Securities  by  any  form  of  general

solicitation  or  general  advertising.   The  Company  has  offered  the  Securities  for  sale  only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee)      Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to

the  knowledge  of  the  Company  or  any  Subsidiary,  any  agent  or  other  person  acting  on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful  contributions,  gifts,  entertainment  or  other  unlawful  expenses  related  to  foreign or  domestic  political  activity,  (ii)  made  any  unlawful  payment  to  foreign  or  domestic government  officials  or  employees  or  to  any  foreign  or  domestic  political  parties  or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the

Company  or  any  Subsidiary  (or  made  by  any  person  acting  on  its  behalf  of  which  the

Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff)

Accountants.    The  Company’s  accounting  firm  is  set  forth  on  Schedule

3.1(ff)  of  the  Disclosure  Schedules.   To  the  knowledge  and  belief  of  the  Company,  such

accounting firm (i) is a registered public accounting firm as required by the Exchange Act and  (ii)  shall  express  its opinion  with  respect to the  financial  statements  to  be  included  in the Company’s Annual Report for the fiscal year ending December 31, 2019.

(gg)      No    Disagreements    with    Accountants    and    Lawyers.    There    are    no

disagreements of any kind presently existing, or reasonably anticipated by the Company to arise,  between  the  Company  and  the  accountants  and  lawyers  formerly  or  presently employed  by  the  Company  and  the  Company  is  current  with  respect  to  any  fees  owed  to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(hh)

Acknowledgment  Regarding  Purchasers’  Purchase  of  Securities.     The

Company  acknowledges  and  agrees  that  each  of  the  Purchasers  is  acting  solely  in  the capacity  of  an  arm’s  length  purchaser  with  respect  to  the  Transaction  Documents  and  the transactions contemplated thereby. The Company further acknowledges that no Purchaser is  acting  as  a  financial  advisor  or  fiduciary  of  the  Company  (or  in  any  similar  capacity)

with respect to the Transaction Documents and the transactions contemplated thereby and any  advice  given  by  any  Purchaser  or  any  of  their  respective  representatives  or  agents  in connection  with  the  Transaction  Documents  and  the  transactions  contemplated  thereby  is

merely  incidental  to  the  Purchasers’  purchase  of  the  Securities.    The  Company  further

represents to each Purchaser that the Company’s decision to enter into this Agreement and the  other  Transaction  Documents  has  been  based  solely  on  the  independent  evaluation  of the transactions contemplated hereby by the Company and its representatives.

(ii)

Acknowledgment  Regarding  Purchaser’s  Trading  Activity.    Anything  in

this  Agreement  or  elsewhere  herein  to  the  contrary  notwithstanding  (except  for  Sections

3.2[(g) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed,

to  desist  from  purchasing  or  selling,  securities  of  the  Company,  or  “derivative”  securities based on securities issued by the Company or to hold the Securities for any specified term,

(ii)  past  or  future  open  market  or  other  transactions  by  any  Purchaser  before  or  after  the closing of this or future private placement transactions, may negatively impact the market price  of  the  Company’s  publicly-traded  securities,  and  (iii)  ea ch  Purchaser  shall  not  be deemed to have any affiliation with or control over any arm’s length counter-party in any

“derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the  Securities  are  outstanding,  including,  without  limitation,  during  the  periods  that  the value  of  the  Warrant  Shares  deliverable  with  respect  to  Securities  are  being  determined,

and (z) such hedging activities (if any) could reduce the value of the existing stockholders'

equity  interests  in  the  Company  at  and  after  the  time  that  the hedging  activities  are  being

conducted.   The  Company  acknowledges  that  such  aforementioned  hedging  activities  do not constitute a breach of any of the Transaction Documents.

(jj)

Regulation M Compliance.  The Company has not, and to its knowledge no one  acting  on  its  behalf  has,  (i)  taken,  directly  or  indirectly,  any  action  designed  to  cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any  compensation  for  soliciting purchases  of,  any  of the  Securities, or (iii) paid or agreed to  pay  to  any  Person  any  compensation  for  soliciting  another  to  purchase  any  other securities  of  the  Company,  other  than,  in  the  case  of  clauses  (ii)  and  (iii),  compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(kk)      FDA.   As  to  each  product  subject  to  the  jurisdiction  of  the  U.S.  Food  and

Drug  Administration  (“FDA”)  under  the  Federal  Food,  Drug  and  Cosmetic  Act,  as amended,  and  the  regulations  thereunder  (“FDCA”)  that  is  manufactured,  packaged,

labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries

(each  such  product,  a  “Pharmaceutical  Product”),  such  Pharmaceutical  Product  is  being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in  compliance  with  all  applicable  requirements  under  FDCA  and  similar  laws,  rules  and regulations  relating  to  registration,  investigational  use,  premarket  clearance,  licensure,  or

application   approval,   good   manufacturing   practices,   good   laboratory   practices,   good

clinical  practices,  product  listing,  quotas,  labeling,  advertising,  record  keeping  and  filing of reports, except where the failure to be in compliance would not have a Material Adverse

Effect.  There is no pending, completed or, to the Company's knowledge, threatened, action

(including  any  lawsuit,  arbitration,  or  legal  or  administrative  or  regulatory  proceeding,

charge,  complaint,  or  investigation)  against  the  Company  or  any  of  its  Subsidiaries,  and none  of  the  Company  or  any  of  its  Subsidiaries  has  received any notice, warning  letter  or other  communication  from  the  FDA  or  any  other  governmental  entity,  which  (i)  contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of,  the  manufacturing  or  packaging  of,  the  testing  of,  the  sale  of,  or  the  labeling  and promotion  of  any  Pharmaceutical  Product,  (ii)  withdraws  its  approval  of,  requests  the recall,  suspension,  or  seizure  of,  or  withdraws  or  orders  the  withdrawal  of  advertising  or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold  on  any  clinical  investigation  by  the  Company  or  any  of  its  Subsidiaries,  (iv)  enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to  enter  into  a  consent  decree  of  permanent  injunction  with  the  Company  or  any  of  its

Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the

Company  or  any  of  its  Subsidiaries,  and  which,  either  individually  or  in  the  aggregate,

would  have  a  Material  Adverse  Effect.    The  properties,  business   and  operations  of  the

Company have been and are being conducted in all material respects in accordance  with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any  product  proposed  to  be  developed,  produced  or  marketed  by  the  Company  nor  has  the

FDA  expressed  any  concern  as  to  approving  or  clearing  for  marketing  any  product  being developed or proposed to be developed by the Company.

(ll)

Stock Option Plans. Each stock option granted by the Company under the

Company’s   stock   option   plan   was   granted   (i)   in   accordance   with   the   terms   of   the

Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value  of  the  Common  Stock  on  the  date  such  stock  option  would  be  considered  granted under  GAAP  and  applicable  law.  No  stock  option  granted  under  the  Company’s  stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement  of  material  information  regarding  the  Company  or  its  Subsidiaries  or  their financial results or prospects.

(mm)    Office of Foreign Assets Control.  Neither the Company nor any Subsidiary

nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the

Company or any Subsidiary is currently subject to any U.S. sanctions administered by the

Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(nn)      U.S. Real Property Holding Corporation.  The Company is not and has

never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon

Purchaser’s request.

(oo)      Bank   Holding   Company   Act.     Neither   the   Company   nor   any   of   its

Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended

(the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System

(the  “Federal  Reserve”).   Neither  the  Company  nor  any  of  its  Subsidiaries  or  Affiliates

owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the  management  or  policies  of  a  bank  or  any  entity  that  is  subject  to  the  BHCA  and  to regulation by the Federal Reserve.

(pp)      Money  Laundering.   The  operations  of  the  Company  and  its  Subsidiaries

are  and  have  been  conducted  at  all  times  in  compliance  with  applicable  financial  record-

keeping  and  reporting  requirements  of  the  Currency  and  Foreign  Transactions  Reporting

Act  of  1970,  as  amended,  applicable  money  laundering  statutes  and  applicable  rules  and regulations  thereunder  (collectively,  the  “Money  Laundering  Laws”),  and  no  Action  or

Proceeding  by  or  before  any  court  or  governmental  agency,  authority  or  body  or  any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering

Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq)      No Disqualification Events.  With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the

Company participating in the offering hereunder, any beneficial owner of 20% or more of the  Company’s  outstanding  voting  equity  securities,  calculated  on  the  basis  of  voting power,  nor  any  promoter  (as  that  term  is  defined  in  Rule  405  under  the  Securities  Act)

connected with the Company in any capacity at the time of sale (each, an “Issuer Covered

Person”  and,  together,  “Issuer  Covered  Persons”)  is  subject  to  any  of  the  "Bad  Actor"

disqualifications  described  in  Rule  506(d)(1)(i)  to  (viii)  under  the  Securities  Act  (a

“Disqualification  Event”),  except  for  a  Disqualification  Event  covered  by  Rule  506(d)(2)

or  (d)(3).  The  Company  has  exercised  reasonable  care  to  determine  whether  any  Issuer

Covered Person is subject to a Disqualification Event. The Company has complied, to the extent  applicable,  with  its  disclosure  obligations  under  Rule  506(e),  and  has  furnished  to the Purchasers a copy of any disclosures provided thereunder.

(rr)

Other  Covered  Persons.  The  Company  is  not  aware  of  any  person  (other than  any  Issuer  Covered  Person)  that  has  been  or  will  be  paid  (directly  or  indirectly)

remuneration for solicitation of purchasers in connection with the sale of any Securities.

(ss)

Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the applicable Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2

Representations  and  Warranties  of  the  Purchasers.   Each  Purchaser,  for  itself  and

for no other Purchaser, hereby represents and warrants as of the date hereof and as of the applicable

Closing  Date  to  the  Company  as  follows  (unless  as  of  a  specific  date  therein,  in  which  case  they shall be accurate as of such date):

(a)

Organization; Authority.  Such Purchaser is either an individual or an entity duly  incorporated  or  formed,  validly  existing  and  in  good  standing  under  the  laws  of  the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability  company  or  similar  power  and  authority  to  enter  into  and  to  consummate  the transactions  contemplated  by  the  Transaction  Documents  and  otherwise  to  carry  out  its obligations  hereunder  and  thereunder.  The  execution  and  delivery  of  the  Transaction

Documents  and  performance  by  such  Purchaser  of  the  transactions  contemplated  by  the

Transaction Documents have been duly authorized by all necessary corporate, partnership,

limited  liability  company  or  similar  action,  as  applicable,  on  the  part  of  such  Purchaser.

Each  Transaction  Document  to  which  it  is  a  party  has  been  duly  executed  by  such

Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute  the  valid  and  legally  binding  obligation  of  such  Purchaser,  enforceable  against it  in  accordance  with  its  terms,  except  (i)  as  limited  by  general  equitable  principles  and applicable  bankruptcy,  insolvency,  reorganization,  moratorium  and  other  laws  of  general application  affecting  enforcement  of  creditors’  rights  generally,  (ii)  as  limited  by  laws relating  to  the  availability  of  specific  performance,  injunctive  relief  or  other  equitable remedies  and  (iii)  insofar  as  indemnification  and  contribution  provisions  may  be  limited by applicable law.

(b)

Own   Account.      Such   Purchaser   understands   that   the   Securities   are

“restricted  securities”  and  have  not  been  registered  under  the  Securities  Act  or  any applicable  state  securities  law  and  is  acquiring  the  Securities  as  principal  for  its  own account  and  not  with  a  view  to  or  for  distributing  or  reselling  such  Securities  or  any  part thereof  in  violation  of  the  Securities  Act  or  any  applicable  state  securities  law,  has  no present intention of distributing any of such Securities in violation of the Securities Act or

any   applicable   state   securities   law   and   has   no   direct   or   indirect   arrangement   or

understandings  with  any  other  persons  to  distribute  or  regarding  the  distribution  of  such

Securities  in  violation  of  the  Securities  Act  or  any  applicable  state  securities  law  (this representation  and  warranty  not  limiting  such  Purchaser’s  right  to  sell  the  Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal

and  state  securities  laws).   Such  Purchaser  is  acquiring  the  Securities  hereunder  in  the ordinary course of its business.

(c)

Purchaser Status.   At the time such Purchaser was offered the Securities, it

was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7)

or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule

144A(a) under the Securities Act.

(d)

Experience  of  Such  Purchaser.   Such  Purchaser,  either  alone  or  together

with its representatives, has such knowledge, sophistication and experience in business and financial  matters  so  as  to  be  capable  of  evaluating  the  merits  and  risks  of  the  prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)

General Solicitation.  Such Purchaser is not, to such Purchaser’s knowledge,

purchasing   the   Securities   as   a   result   of   any   advertisement,   article,   notice   or   other

communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f)

Access  to  Information.  Such  Purchaser  acknowledges  that  it  has  had  the opportunity  to  review  the  Transaction  Documents  (including  all  exhibits  and  schedules thereto)  and  the  SEC  Reports  and  has  been  afforded  (i)  the  opportunity  to  ask  such questions  as  it  has  deemed  necessary  of,  and  to  receive  answers  from,  representatives  of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and  its  financial  condition,  results  of  operations,  business,  properties,  management  and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain

such   additional   information   that   the   Company   possesses   or   can   acquire   without

unreasonable effort or expense that is necessary to make an informed investment decision

with  respect  to  the  investment.   Such  Purchaser  acknowledges  and  agrees  that  neither  the

Placement  Agent  nor  any  Affiliate  of  the  Placement  Agent  has  provided  such  Purchaser with  any  information  or  advice  with  respect  to  the  Securities  nor  is  such  information  or

advice  necessary  or  desired.   Neither  the  Placement  Agent  nor  any  Affiliate  has  made  or makes  any  representation  as  to  the  Company  or  the  quality  of  the  Securities  and  the

Placement Agent and any Affiliate may have acquired non-public information with respect

to  the  Company  which  such  Purchaser  agrees  need  not  be  provided  to  it.   In  connection

with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(g)

Certain  Transactions  and  Confidentiality.   Other  than  consummating  the

transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf  of  or  pursuant  to  any  understanding  with  such  Purchaser,  directly  or  indirectly executed  any  purchases  or  sales  of  the  securities  of  the  Company  during  the  period commencing as of the time that such Purchaser first received a term sheet (written or oral)

from the Company or any other Person representing the Company setting forth the material terms  of  the  transactions  contemplated  hereunder  and  ending  immediately  prior  to  the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-

managed   investment   vehicle   whereby   separate   portfolio   managers   manage   separate

portions  of  such  Purchaser’s  assets  and  the  portfolio  managers  have  no  direct  knowledge of  the  investment  decisions  made  by  the  portfolio  managers  managing  other  portions  of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this  Agreement  or  to  such  Purchaser’s  representatives,  including,  without  limitation,  its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such

Purchaser  has  maintained  the  confidentiality  of  all  disclosures  made  to  it  in  connection with this transaction (including the existence and terms of this transaction).

The  Company  acknowledges  and  agrees  that the representations  contained in this Section

3.2   shall   not   modify,   amend   or   affect   such   Purchaser’s   right   to   rely   on   the   Company’s

representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1

Transfer Restrictions.

(a)

The Securities may only be disposed of in compliance with state and federal

securities  laws.   In  connection  with  any  transfer  of  Securities  other  than  pursuant  to  an effective  registration  statement  or  Rule  144,  to  the  Company  or  to  an  Affiliate  of  a

Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by  the  transferor  and  reasonably  acceptable  to  the  Company,  the  form  and  substance  of which  opinion  shall  be  reasonably  satisfactory  to  the  Company,  to  the  effect  that  such transfer does not require registration of such transferred Securities under the Securities Act.

As  a  condition  of  transfer,  any  such  transferee  shall  agree  in  writing  to  be  bound  by  the terms  of  this  Agreement  and  the  Registration  Rights  Agreement  and  shall  have  the  rights

and   obligations   of   a   Purchaser   under   this   Agreement   and   the   Registration   Rights

Agreement.

(b)

The Purchasers agree to the imprinting, so long as is required by this Section

4.1, of a legend on any of the Securities in the following form:

THIS  SECURITY  HAS  NOT  BEEN   REGISTERED  WITH  THE  SECURITIES  AND

EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE

IN   RELIANCE   UPON   AN   EXEMPTION   FROM   REGISTRATION   UNDER   THE

SECURITIES  ACT  OF  1933,  AS   AMENDED  (THE  “SECURITIES  ACT”),  AND,

ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN

EFFECTIVE  REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OR

PURSUANT  TO  AN  AVAILABLE  EXEMPTION  FROM,  OR  IN  A  TRANSACTION

NOT  SUBJECT  TO,  THE  REGISTRATION  REQUIREMENTS  OF  THE  SECURITIES

ACT  AND  IN  ACCORDANCE  WITH  APPLICABLE  STATE  SECURITIES  LAWS.

THIS  SECURITY  MAY  BE  PLEDGED  IN  CONNECTION  WITH  A  BONA  FIDE

MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN

WITH  A  FINANCIAL  INSTITUTION  THAT  IS  AN  “ACCREDITED  INVESTOR”  AS

DEFINED  IN  RULE  501(a)  UNDER  THE  SECURITIES  ACT  OR  OTHER  LOAN

SECURED BY SUCH SECURITIES.

The  Company  acknowledges  and  agrees  that  a  Purchaser  may  from  time  to  time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security  interest  in  some  or  all  of  the  Securities  to  a  financial  institution  that  is  an

“accredited  investor”  as  defined  in  Rule  501(a)  under  the  Securities  Act  and,  if  required under  the  terms  of  such  arrangement,  such  Purchaser  may  transfer  pledged  or  secured

Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured

party  or  pledgor  shall  be  required  in  connection  therewith.   Further,  no  notice  shall  be

required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably  request  in  connection  with  a  pledge  or  transfer  of  the  Securities,  including,  if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation  and  filing  of any  required  prospectus  supplement  under  Rule  424(b)(3)  under the  Securities  Act  or  other  applicable  provision  of  the  Securities  Act  to  appropriately amend  the  list  of  Selling  Stockholders  (as  defined  in  the  Registration  Rights  Agreement)

thereunder.

(c)

Certificates evidencing the Shares and Warrant Shares shall not contain any legend  (including  the  legend  set  forth  in  Section  4.1(b)  hereof ),  (i)  while  a  registration statement  (including  the  Registration  Statement)  covering  the  resale  of  such  security  is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant  to  Rule  144  (assuming  cashless  exercise  of  the  Warrants),  (iii)  if  such  Shares  or

Warrant  Shares  are  eligible  for  sale  under  Rule  144  (assuming  cashless  exercise  of  the

Warrants), without the requirement for the Company to be in compliance with the current public  information  required  under  Rule  144  as  to  such  Shares  and  Warrant  Shares  and without volume or manner-of-sale restrictions], or (iv) if such legend is not required under

applicable   requirements   of   the   Securities   Act   (including   judicial   interpretations   and

pronouncements  issued  by  the  staff  of  the  Commission).   The  Company  shall  cause  its

counsel  to  issue  a  legal  opinion to  the  Transfer  Agent  or  the Purchaser  promptly  after  the

Effective  Date  if  required  by  the  Transfer  Agent  to  effect  the  removal  of  the  legend

hereunder, or if requested by a Purchaser, respectively.   If all or  any  portion  of  a  Warrant

is  exercised  at  a  time  when  there  is  an  effective  registration  statement  to  cover  the  resale of  the  Warrant  Shares,  or  if  such  Shares  or  Warrant  Shares  may  be  sold  under  Rule  144 and the Company is then in compliance with the current public information required under

Rule 144 (assuming cashless exercise of the Warrants), or if the Shares or Warrant Shares

may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant

Shares  or  if  such  legend  is  not  otherwise  required  under  applicable  requirements  of  the

Securities  Act  (including  judicial  interpretations  and  pronouncements  issued  by  the  staff of  the  Commission)  then  such  Warrant  Shares  shall  be  issued  free  of  all  legends.  The

Company  agrees  that  following  the  Effective  Date  or  at  such  time  as  such  legend  is  no longer  required  under  this  Section  4.1(c),  it  will,  no  later  th an  the  earlier  of  (i)  two  (2)

Trading  Days  and  (ii)  the  number  of  Trading  Days  comprising  the  Standard  Settlement

Period  (as  defined  below)  following  the  delivery  by  a  Purchaser  to  the  Company  or  the

Transfer Agent of a certificate representing Shares or Warrant Shares, as the case may be,

issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all

restrictive  and  other  legends.   The  Company  may  not  make  any  notation  on  its  records  or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in

this  Section  4.   Certificates  for  Securities  subject  to  legend  removal  hereunder  shall  be transmitted  by  the  Transfer  Agent  to  the  Purchaser  by  crediting  the  account  of  the

Purchaser’s prime broker with the Depository Trust Company System as directed by such

Purchaser.   As  used  herein,  “Standard  Settlement  Period”  means  the  standard  settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with  respect  to  the  Common  Stock  as  in  effect  on  the  date  of  delivery  of  a  certificate representing Shares or Warrants Shares, as the case may be, issued with a restrictive legend.

(d)

In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each

$1,000  of  Shares  or  Warrant  Shares  (based  on  the  VWAP  of  the  Common  Stock  on  the date  such  Securities  are  submitted  to  the  Transfer  Agent)  delivered  for  removal  of  the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per

Trading  Day  five  (5)  Trading  Days  after  such  damages  have  begun  to  accrue)  for  each

Trading  Day  after  the  Legend  Removal  Date  until  such  certificate  is  delivered  without  a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a

Purchaser   by   the   Legend   Removal   Date   a   certificate   representing    the   Securities   so

delivered  to  the  Company  by  such  Purchaser  that  is  free  from  all  restrictive  and  other legends  and  (b)  if  after  the  Legend  Removal  Date  such  Purchaser  purchases  (in  an  open market  transaction  or  otherwise)  shares  of  Common  Stock  to  deliver  in  satisfaction  of  a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares  of  Common  Stock  that  such  Purchaser  anticipated  receiving  from  the  Company without  any  restrictive  legend,  then,  an  amount  equal  to  the  excess  of  such  Purchaser’s total  purchase  price  (including  brokerage  commissions  and  other  out-of-pocket  expenses,

if  any)  for  the  shares  of  Common  Stock  so  purchased  (including  brokerage  commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number  of  Shares  or  Warrant  Shares  that  the  Company  was  required  to  deliver  to  such

Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares or Warrant Shares (as the  case  may  be)  and  ending  on  the  date  of  such  delivery  and  payment  under  this  clause

(ii).

(e)

Each Purchaser, severally and not jointly with the other Purchasers, agrees with  the  Company  that  such  Purchaser  will  sell  any  Securities  pursuant  to  either  the

registration   requirements   of   the   Securities   Act,   including   any   applicable   prospectus

delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to  a  Registration  Statement,  they  will  be  sold  in  compliance  with  the  plan  of  distribution set  forth  therein,  and  acknowledges  that  the  removal  of  the  restrictive  legend  from certificates  representing  Securities  as  set  forth  in  this  Section  4.1  is  predicated  upon  the

Company’s reliance upon this understanding.

4.2

Furnishing of Information; Public Information.

(a)

If  the  Common  Stock  is  not  registered  under  Section  12(b)  or  12(g)  of  the

Exchange  Act  on  the  date  hereof,  the  Company  agrees  to  cause  the  Common  Stock  to  be registered  under  Section  12(g)  of  the  Exchange  Act  on  or  before  the  60th  calendar  day following the date hereof. Until the earliest of the time that (i) no Purchaser owns Securities or  (ii)  the  Warrants  have  expired,  the  Company  covenants  to  maintain  the  registration  of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required  to  be  filed  by  the  Company  after  the  date  hereof  pursuant  to  the  Exchange  Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)

At   any   time   during   the   period   commencing   from   the   six   (6)   month

anniversary of the date hereof and ending at such time that all of the Securities may be sold without  the  requirement  for  the  Company  to  be  in  compliance  with  Rule  144(c)(1)  and otherwise  without  restriction  or  limitation  pursuant  to  Rule  144,  if  the  Company  (i)  shall fail for any reason to satisfy the current public information requirement under Rule 144(c)

or  (ii)  has  ever  been  an  issuer  described  in  Rule  144(i)(1)(i)  or  becomes  an  issuer  in  the future,  and  the  Company  shall  fail  to  satisfy  any  condition  set  forth  in  Rule  144(i)(2)  (a

“Public   Information   Failure”)   then,   in   addition   to   such   Purchaser’s   other   available

remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not  as  a  penalty,  by  reason  of  any  such  delay  in  or  reduction  of  its  ability  to  sell  the

Securities,  an  amount  in  cash  equal  to  two  percent  (2.0%)  of  the  aggregate  Subscription

Amount  of  such  Purchaser’s  Securities  on  the  day  of  a  Public  Information  Failure  and  on

every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the  earlier  of  (a)  the  date  such  Public  Information  Failure  is  cured  and  (b)  such  time  that such public information is no longer required  for the Purchasers to transfer the Shares and

Warrant Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant  to  this  Section  4.2(b)  are  referred  to  herein  as  “Public  Information  Failure

Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day  of  the  calendar  month  during  which  such  Public  Information  Failure  Payments  are incurred  and  (ii)  the  third  (3rd)  Business  Day  after  the  event  or  failure  giving  rise  to  the

Public  Information  Failure  Payments  is  cured.   In  the  event  the  Company  fails  to  make

Public Information Failure Payments in a timely manner, such Public Information Failure

Payments  shall  bear  interest  at  the  rate  of  1.5%  per  month  (prorated  for  partial  months)

until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for  the  Public  Information  Failure,  and  such  Purchaser  shall  have  the  right  to  pursue  all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3

Integration.   The  Company  shall  not  sell,  offer  for  sale  or  solicit  offers  to  buy  or otherwise  negotiate  in  respect  of  any  security  (as  defined  in  Section  2  of  the  Securities  Act)  that would  be  integrated  with  the  offer  or  sale  of  the  Securities  in  a  manner  that  would  require  the registration under  the  Securities Act of  the  sale  of  the  Securities  or that  would  be  integrated  with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4

Securities  Laws  Disclosure;  Publicity.   The  Company  shall  (a)  by  the  Disclosure

Time, issue a press release disclosing the material terms of the transactions contemplated hereby,

and  (b)  file  a  Current  Report  on  Form  8-K,  including  the  Transaction  Documents  as  exhibits

thereto,  with  the  Commission  within  the  time  required  by  the  Exchange  Act.   From  and  after  the

issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or  any  of  its  Subsidiaries,  or  any  of  their  respective  officers,  directors,  employees  or  agents  in

connection   with   the   transactions   contemplated   by   the   Transaction   Documents.   In   addition,

effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the  Company,  any  of  its  Subsidiaries  or  any  of  their  respective  officers,  directors,  agents,

employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other  hand,  shall  terminate.  The  Company  and  each  Purchaser  shall  consult  with  each  other  in issuing any other press releases with respect to the transactions contemplated hereby, and neither the  Company  nor  any  Purchaser  shall  issue  any  such  press  release  nor  otherwise  make  any  such public  statement  without  the  prior  consent  of  the  Company,  with  respect  to  any  press  release  of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the  Company,  which  consent  shall  not  unreasonably  be  withheld  or  delayed,  except  if  such disclosure is required by law, in which case the disclosing party shall  promptly provide  the  other party with prior notice of such public statement or communication.  Notwithstanding the foregoing,

the  Company  shall  not  publicly  disclose  the  name  of  any  Purchaser,  or  include  the  name  of  any

Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the  prior  written  consent  of  such  Purchaser,  except  (a)  as  required  by  federal  securities  law  in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure  is  required  by  law  or  Trading  Market  regulations,  in  which  case  the  Company  shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5

Shareholder  Rights  Plan.   No  claim will  be  made  or  enforced  by  the  Company  or,

with  the  consent  of  the Company,  any  other  Person,  that any  Purchaser is  an  “Acquiring  Person”

under any control share acquisition, business combination, poison pill (including any distribution under  a  rights  agreement)  or  similar  anti-takeover  plan  or  arrangement  in  effect  or  hereafter adopted  by  the  Company,  or that  any  Purchaser could be deemed to  trigger  the  provisions  of any such  plan  or  arrangement,  by  virtue  of  receiving  Securities  under  the  Transaction  Documents  or under any other agreement between the Company and the Purchasers.

4.6

Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to  Section  4.4,  the  Company  covenants  and  agrees  that  neither  it,  nor  any  other  Person  acting  on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes,

or  the  Company  reasonably  believes  constitutes,  material  non-public  information,  unless  prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the

Company  to  keep  such  information  confidential.   The  Company  understands  and  confirms  that

each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  To the extent that the Company delivers any material, non-public information to a

Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such

Purchaser  shall  not  have  any  duty  of  confidentiality  to  the  Company,  any  of  its  Subsidiaries,  or

any  of  their  respective  officers,  directors,  agents,  employees  or  Affiliates,  or  a  duty  to  the

Company,  any  of  its  Subsidiaries  or  any  of  their  respective  officers,  directors,  agents, employees or  Affiliates not to trade  on  the  basis of,  such  material, non-public information, provided that the

Purchaser  shall  remain  subject  to applicable law.  To  the  extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the  Company  or  any  Subsidiaries,  the  Company  shall  simultaneously  file  such  notice  with  the

Commission pursuant to a Current Report on Form 8-K.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7

Use  of  Proceeds.   The  Company  shall  use  $__________  of  the  net  proceeds  from the sale of the Securities hereunder for working capital purposes and the balance shall be used for the satisfaction of the Company’s debt as set forth on Schedule 4.7.

4.8

Indemnification  of  Purchasers.    Subject  to  the  provisions  of  this  Section  4.8,  the

Company  will  indemnify  and  hold  each  Purchaser  and  its  directors,  officers,  shareholders,

members,  partners,  employees  and  agents  (and  any  other  Persons  with  a  functionally  equivalent role  of  a  Person  holding  such  titles  notwithstanding  a  lack  of  such  title  or  any  other  title),  each

Person  who  controls  such  Purchaser  (within  the  meaning  of  Section  15  of  the  Securities  Act  and

Section  20  of  the  Exchange  Act),  and  the  directors,  officers,  shareholders,  agents,  members,

partners  or  employees  (and  any  other  Persons  with  a  functionally  equivalent  role  of  a  Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons

(each,  a  “Purchaser  Party”)  harmless  from  any  and  all  losses,  liabilities,  obligations,  claims,

contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements,

court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may  suffer  or  incur  as  a  result  of  or  relating  to  (a)  any  breach  of  any  of  the  representations,

warranties,  covenants  or  agreements  made  by  the  Company  in  this  Agreement  or  in  the  other

Transaction Documents  or  (b)  any  action  instituted  against the Purchaser Parties  in  any  capacity,

or  any  of  them  or  their  respective  Affiliates,  by  any  stockholder  of  the  Company  who  is  not  an

Affiliate  of  such  Purchaser  Party,  with  respect  to  any  of  the  transactions  contemplated  by  the

Transaction  Documents  (unless  such  action  is  solely  based  upon  a  material  breach  of  such

Purchaser  Party’s  representations,  warranties  or  covenants  under  the  Transaction  Documents  or any  agreements  or  understandings  such  Purchaser  Party  may  have  with  any  such  stockholder  or any  violations  by  such  Purchaser  Party  of  state  or  federal  securities  laws  or  any  conduct  by  such

Purchaser  Party  which  is  finally  judicially  determined  to  constitute  fraud,  gross  negligence  or willful misconduct).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with

counsel  of  its  own  choosing  reasonably  acceptable  to  the  Purchaser  Party.   Any  Purchaser  Party

shall  have  the  right  to  employ  separate  counsel  in  any  such  action  and  participate  in  the  defense thereof, but the fees and expenses of such counsel*々怄뀄䀄〄倄耀〄䀅瀀Mthe expense of such Purchaser Party except  to  the  extent  that  (i)  the  employment  thereof  has  been  specifically  authorized  by  the

Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel,

a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and

expenses  of  no  more  than  one  such  separate  counsel.   The  Company  will  not  be  liable  to  any

Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z)

to  the  extent,  but  only  to  the  extent  that  a  loss,  claim,  damage  or  liability  is  attributable  to  any

Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made

by   such   Purchaser   Party   in   this   Agreement   or   in   the   other   Transaction   Documents.     The

indemnification  required  by  this  Section  4.8  shall  be  made  by  periodic  payments  of  the  amount thereof  during  the  course  of  the  investigation  or  defense,  as  and  when  bills  are  received  or  are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9

Reservation  of  Common  Stock.  As  of  the  date  hereof,  the  Company  has  reserved and  the  Company  shall  continue  to  reserve  and  keep  available  at  all  times,  free  of  preemptive rights, 300% of the number of shares of Common Stock for the purpose of enabling the Company to  issue  Shares  pursuant  to  this  Agreement  and  Warrant  Shares  pursuant  to  any  exercise  of  the

Warrants.

4.10     Listing  of  Common  Stock.  The  Company  hereby  agrees  to  use  best  efforts  to maintain  the  listing  or  quotation  of  the  Common  Stock  on  the  Trading  Market  on  which  it  is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the  Shares  and  Warrant  Shares  on  such  Trading  Market  and  promptly  secure  the  listing  of  all  of the  Shares  and  Warrant  Shares  on  such  Trading  Market.  The  Company  further  agrees,  if  the

Company  applies  to  have  the  Common  Stock  traded  on  any  other  Trading  Market,  it  will  then include  in  such  application  all  of  the  Shares  and  Warrant  Shares,  and  will  take  such  other  action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other

Trading  Market  as  promptly  as  possible.    The  Company  will  then  take  all  action  reasonably

necessary  to  continue  the  listing  and  trading  of  its  Common  Stock  on  a  Trading  Market  and  will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or  rules  of  the  Trading  Market.  The  Company  agrees  to  maintain  the  eligibility  of  the  Common

Stock for electronic transfer through the Depository Trust Company or another established clearing corporation,  including,  without  limitation,  by  timely  payment  of  fees  to  the  Depository  Trust

Company  or  such  other  established  clearing  corporation  in  connection  with  such  electronic transfer.

4.11     Participation in Future Financing.

(a)

From  the  date  hereof  until  the  date  that  is  the  12-month  anniversary  of  the

Effective Date, upon any issuance by the Company or any of its Subsidiaries of Common

Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of  units  thereof  (a  “Subsequent  Financing”),  each  Purchaser  shall  have  the  right  to participate in up to an amount of the Subsequent Financing equal to 20% of the Subsequent

Financing   (the   “Participation   Maximum”)   on   the   same   terms,   conditions   and   price

provided for in the Subsequent Financing.

(b)

At  least  five  (5)  Trading  Days  prior  to  the  closing  of  the  Subsequent

Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect  a  Subsequent  Financing  (“Pre-Notice”),  which  Pre-Notice shall  ask  such  Purchaser if  it  wants  to  review  the  details  of  such  financing  (such  additional  notice,  a  “Subsequent

Financing  Notice”).   Upon  the  request  of  a  Purchaser,  and  only  upon  a  request  by  such

Purchaser,  for  a  Subsequent  Financing  Notice,  the  Company  shall  promptly,  but  no  later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such

Purchaser.    The  Subsequent  Financing  Notice  shall  describe  in  reasonable  detail  the proposed  terms  of  such  Subsequent  Financing,  the  amount  of  proceeds  intended  to  be raised  thereunder  and  the  Person  or  Persons  through  or  with  whom  such  Subsequent

Financing  is  proposed  to  be  effected  and  shall  include  a  term  sheet  or  similar  document relating thereto as an attachment.

(c)

Any  Purchaser  desiring  to  participate  in  such  Subsequent  Financing  must provide  written  notice  to  the  Company  by  not  later  than  5:30  p.m.  (New  York  City  time)

on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that such  Purchaser  is  willing  to  participate  in  the  Subsequent  Financing,  the  amount  of  such

Purchaser’s  participation,  and  representing  and  warranting  that  such  Purchaser  has  such funds ready, willing, and available for investment on the terms set forth in the Subsequent

Financing  Notice.   If  the  Company  receives  no  such  notice  from  a  Purchaser  as  of  such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)

If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of  the  Purchasers  have  received  the  Pre-Notice,  notifications  by  the  Purchasers  of  their willingness  to  participate  in  the  Subsequent  Financing  (or  to  c ause  their  designees  to participate)  is,  in  the  aggregate,  less  than  the  total  amount  of  the  Subsequent  Financing,

then the Company  may  effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)

If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of  the  Purchasers  have  received  the  Pre-Notice,  the  Company  receives  responses  to  a

Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion”

means  the  ratio  of  (x)  the  Subscription  Amount  of  Securities  purchased  on  each  Closing

Date by a Purchaser participating under this Section 4.11 and (y) the sum of the aggregate

Subscription  Amounts  of  Securities  purchased  on  such  Closing  Dates  by  all  Purchasers participating under this Section 4.11.

(f)

The  Company  must  provide  the  Purchasers  with  a  second  Subsequent

Financing  Notice,  and  the  Purchasers  will  again  have  the  right  of  participation  set  forth above  in  this  Section  4.11,  if  the  Subsequent  Financing  subject  to  the  initial  Subsequent

Financing  Notice  is  not  consummated  for  any  reason  on  the  terms  set  forth  in  such

Subsequent  Financing  Notice  within  thirty  (30)  Trading  Days  after  the  date  of  the  initial

Subsequent Financing Notice.

(g)

The  Company  and  each  Purchaser  agree  that  if  any  Purchaser  elects  to

participate   in   the   Subsequent   Financing,   the   transaction   documents   related   to   the

Subsequent  Financing  shall  not  include  any  term  or  provision  that,  directly  or  indirectly,

will,  or  is  intended  to,  exclude  one  or  more  of  the  Purchasers  from  participating  in  a

Subsequent  Financing,  including,  but  not  limited  to,  provisions  whereby  such  Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder  or  be  required  to  consent  to  any  amendment  to  or  termination  of,  or  grant  any waiver,  release  or  the  like  under  or  in  connection  with,  this  Agreement,  without  the  prior written consent of such Purchaser.

(h)

Notwithstanding  anything  to  the  contrary  in  this  Section  4.11  and  unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such

Purchaser   that   the   transaction   with   respect   to   the   Subsequent   Financing   has   been

abandoned or shall publicly disclose its intention to  issue  the securities  in the  Subsequent

Financing,  in  either  case  in  such  a  manner  such  that  such  Purchaser  will  not  be  in possession  of  any  material,  non-public  information,  by  the  tenth  (10th)  Business  Day

following  delivery  of  the  Subsequent  Financing  Notice.   If  by  such  tenth  (10th)  Business

Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has  been  made,  and  no  notice  regarding  the  abandonment  of  such  transaction  has  been received by such Purchaser, such transaction shall be deemed to have been abandoned and such  Purchaser  shall  not  be  deemed  to  be  in  possession  of  any  material,  non-public information with respect to the Company or any of its Subsidiaries.

(i)

Notwithstanding  the  foregoing,  this Section  4.11  shall  not  apply  in  respect of  an  Exempt  Issuance  and,  as  to  the  contemplated  Maxim  Offering,  the  Participation

Maximum shall be $1,000,000 rather than 20% of the aggregate offering amount.

4.12     Subsequent Equity Sales.

(a)

From  the  date  hereof  until  180  days  after  the  Effective  Date,  neither  the

Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the

issuance   or   proposed  issuance   of  any   shares  of   Common   Stock   or  Common  Stock

Equivalents.

(b)

From  the  date  hereof  until  such  time  as  no  Purchaser  holds  any  of  the

Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect  any  issuance  by  the  Company  or  any  of  its  Subsidiaries  of  Common  Stock  or

Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate

Transaction  or  are  registered  or  include  registration  rights.   “Variable  Rate  Transaction”

means a transaction in which the Company (i) issues or sells any debt or equity securities that  are  convertible  into,  exchangeable  or  exercisable  for,  or  include  the  right  to  receive,

additional  shares  of  Common  Stock  either  (A)  at  a  conversion  price,  exercise  price  or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations  for  the  shares  of  Common  Stock  at  any  time  after  the  initial  issuance  of  such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to  being  reset  at  some  future  date  after  the  initial  issuance  of  such  debt  or  equity  security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a  transaction  under,  any  agreement,  including,  but  not  limited  to,  an  equity  line  of  credit,

whereby  the  Company  may  issue  securities  at  a  future  determined  price.   Any  Purchaser

shall  be  entitled  to  obtain  injunctive  relief  against  the  Company  to  preclude  any  such issuance, which remedy shall be in addition to any right to collect damages.

(c)

Notwithstanding the foregoing, Section 4.12(a) shall not apply in respect of

(i) an Exempt Issuance, (ii) an issuance of Common Stock or Common Stock Equivalents for  a  fixed  price  of  at least  $0.50  per share,  subject  to  adjustment  for  reverse  and  forward stock  splits  and  the  like  or  (iii)  and  underwritten  fully  marketed  public  offering  of  the

Company’s  securities  at  a  fixed  price  that  raises  gross  proceeds  of  at  least  $10  million  or

(iv) a contemplated offering of securities of the Company at a fixed price of up to $6 million with  customary  registration  rights  through  Maxim  Group  LLC  as  sole  placement  agent

(“Maxim  Offering”);  provided,  however,  such  placement  must  close  and  release  funds

from   escrow   upon   receipt   of   $1,000,000   into   escrow   or   interest   from   investors.

Notwithstanding   anything   herein   to   the   contrary,   in   no   event   shall   any   of   the

aforementioned exceptions allow for a Variable Rate Transaction.

4.13     Equal  Treatment  of  Purchasers.   No  consideration  (including  any  modification  of

any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or  modification  of  any  provision  of  the  Transaction  Documents  unless  the  same  consideration  is

also  offered  to  all  of  the  parties  to  the  Transaction  Documents.   For  clarification  purposes,  this

provision  constitutes  a  separate  right  granted  to  each  Purchaser  by  the  Company  and  negotiated separately  by  each  Purchaser,  and  is  intended  for  the  Company  to  treat  the  Purchasers  as  a  class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14     Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with  the  other  Purchasers,  covenants  that  neither  it,  nor  any  Affiliate  acting  on  its  behalf  or pursuant to any understanding with it will execute any purchases or sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time  that  the  transactions  contemplated  by  this  Agreement  are  first  publicly  announced  pursuant

to  the  initial  press  release  as  described  in  Section  4.4.   Each  Purchaser,  severally  and  not  jointly

with the other Purchasers, covenants that until such time as the transactions contemplated by this

Agreement are publicly disclosed by the Company pursuant to the initial press release as described in  Section  4.4,  such  Purchaser  will  maintain  the  confidentiality of the existence and terms  of this

transaction  and  the  information  included  in  the  Disclosure  Schedules.    Notwithstanding  the

foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly  acknowledges  and  agrees  that  (i)  no  Purchaser  makes  any  representation,  warranty  or covenant hereby that it will not engage in effecting transactions in any securities of the Company after  the  time  that  the  transactions  contemplated  by  this  Agreement  are  first  publicly  announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable  securities  laws  from  and  after  the  time  that  the  transactions  contemplated  by  this

Agreement are first publicly announced pursuant to the initial press release as described in Section

4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-

managed  investment  vehicle  whereby  separate  portfolio  managers  manage  separate  portions  of such  Purchaser’s  assets  and  the  portfolio  managers  have  no  direct  knowledge  of  the  investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant  set  forth  above  shall  only  apply  with  respect  to  the  portion  of  assets  managed  by  the portfolio  manager  that  made  the  investment  decision  to  purchase  the  Securities  covered  by  this

Agreement.

4.15     Form  D;  Blue  Sky  Filings.   The  Company  agrees  to  timely  file  a  Form  D  with

respect  to  the  Securities  as  required  under  Regulation  D  and  to  provide  a  copy  thereof,  promptly upon  request  of  any  Purchaser.  The  Company  shall  take  such  action  as  the  Company  shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for,  sale  to  the  Purchasers  at  the  Closing  under  applicable  securities  or  “Blue  Sky”  laws  of  the states  of  the  United  States,  and  shall  provide  evidence  of  such  actions  promptly  upon  request  of any Purchaser.

4.16     Capital   Changes.     Until   the   one-year   anniversary   of   the   Effective   Date,   the

Company  shall  not  undertake  a  reverse  or  forward  stock  split  or  reclassification  of  the  Common

Stock  without  the  prior  written  consent  of  the  Purchasers  holding  a  majority  in  interest  of  the

Shares.

4.17     Acknowledgment  of  Dilution.   The  Company  acknowledges  that  the  issuance  of

the  Securities  may  result  in  dilution  of  the  outstanding  shares  of  Common  Stock,  which  dilution

may  be  substantial  under  certain  market  conditions.   The  Company  further  acknowledges  that  its

obligations under the Transaction Documents, including, without limitation, its obligation to issue the  Shares  and  Warrant  Shares  pursuant  to  the  Transaction  Documents,  are  unconditional  and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect  of  any  such  dilution  or  any  claim  the  Company  may  have  against  any  Purchaser  and regardless  of  the  dilutive  effect  that  such  issuance  may  have  on  the  ownership  of  the  other stockholders of the Company.

4.18     Most  Favored  Nation  Provision.   From  the  date  hereof  until  the  date  when  such

Purchaser no longer holds any of the Shares, if the Company effects a Subsequent Financing, each

Purchaser  may  elect,  in  its  sole  discretion,  to  exchange  all  or  some  of  the  Shares  (but  not  the

Warrants) then held by such Purchaser for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis based on the Subscription Amount paid for such Shares, along with any accrued  but  unpaid  interest,  liquidated  damages  and  other  amounts  owing  thereon,  and  the effective  price  at  which  such  securities  were  sold  in  such  Subsequent  Financing.  Any  Purchaser shall  be  entitled  to  obtain  injunctive  relief  against  the  Company  to  enforce  the  provisions hereunder, which remedy shall be in addition to any right to collect damages.

ARTICLE V.

MISCELLANEOUS

5.1

Termination.   This  Agreement  may  be  terminated  by  any  Purchaser,  as  to  such

Purchaser’s  obligations  hereunder  only  and  without  any  effect  whatsoever  on  the  obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has  not  been  consummated  on  or  before  the  fifth  (5th)  Trading  Day  following  the  date  hereof;

provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2

Fees  and  Expenses.   At  the  Closing,  the  Company  has  agreed  to  reimburse  Ionic

Ventures  LLC  (“Ionic”)  for  its  legal  fees  and  expenses,  otherwise  pursuant  to  the  term  sheet

entered into between Ionic and the Company prior to the date hereof.   Accordingly, in lieu of the

foregoing  payments,  the  aggregate  amount  that  Ionic  is  to  pay  for  the  Securities  at  the  Closing

shall  be  reduced  by  such  reimbursement  amount  in  lieu  thereof.   Except  as  expressly  set  forth  in

the  Transaction  Documents  to  the  contrary,  each  party  shall  pay   the  fees  and  expenses  of  its

advisers,  counsel,  accountants  and  other  experts,  if  any,  and  all  other  expenses  incurred  by  such

party   incident   to   the   negotiation,   preparation,   execution,   delivery   and   performance   of   this

Agreement.   The  Company  shall  pay  all  Transfer  Agent  fees  (including,  without  limitation,  any fees required for same-day processing of any instruction letter delivered by the Company and any exercise  notice  delivered  by  a  Purchaser),  stamp  taxes  and  other  taxes  and  duties  levied  in connection with the delivery of any Securities to the Purchasers.

5.3

Entire  Agreement.    The  Transaction  Documents,  together  with  the  exhibits  and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof  and  thereof  and  supersede  all  prior  agreements  and  understandings,  oral  or  written,  with respect  to  such  matters,  which  the  parties  acknowledge  have  been  merged  into  such  documents,

exhibits and schedules.

5.4

Notices.   Any  and  all  notices  or  other  communications  or  deliveries  required  or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the  earliest  of:  (a)  the  date  of  transmission,  if  such  notice  or  communication  is  delivered  via facsimile  at  the  facsimile  number  or  email  attachment  at  the  email  address  as  set  forth  on  the signature  pages  attached hereto  at  or  prior  to  5:30  p.m.  (New  York  City  time)  on  a  Trading  Day,

(b)  the  next  Trading  Day  after  the  date  of  transmission,  if  such  notice  or  communication  is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on  the  signature  pages  attached  hereto  on  a  day  that  is  not  a  Trading  Day  or  later  than  5:30  p.m.

(New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt

by  the  party  to  whom  such  notice  is  required  to  be  given.    The  address  for  such  notices  and

communications shall be as set forth on the signature pages attached hereto. To the extent that any notice  provided  pursuant  to  any  Transaction  Document  constitutes,  or  contains  material,  non-

public   information   regarding   the   Company   or   any   of   the   Subsidiaries,   the   Company   shall

simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5

Amendments; Waivers.  No provision of this Agreement may be waived, modified,

supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 67% in interest of the Shares based on the initial  Subscription  Amounts  hereunder  or,  in  the  case  of  a  waiver,  by  the  party  against  whom enforcement of any such waived provision is sought, provided that if any amendment, modification or  waiver  disproportionately  and  adversely  impacts  a  Purchaser  (or  group  of  Purchasers),  the consent  of  such  disproportionately  impacted  Purchaser  (or  group  of  Purchasers)  shall  also  be required.  No waiver of any default with respect to any provision, condition or requirement of this

Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission  of  any  party  to  exercise  any  right  hereunder  in  any  manner  impair  the  exercise  of  any such  right. Any  proposed  amendment  or  waiver  that  disproportionately, materially  and  adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser.

Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6

Headings.   The  headings  herein  are  for  convenience  only,  do  not  constitute  a  part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7

Successors  and  Assigns.   This  Agreement  shall  be  binding  upon  and  inure  to  the

benefit  of  the  parties  and  their  successors  and  permitted  assigns.   The  Company  may  not  assign

this  Agreement  or  any  rights  or  obligations  hereunder  without  the  prior  written  consent  of  each

Purchaser  (other  than  by  merger).   Any  Purchaser  may  assign  any  or  all  of  its  rights  under  this

Agreement  to  any  Person  to  whom  such  Purchaser  assigns  or  transfers  any  Securities,  provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8

No  Third-Party  Beneficiaries.    [The  Placement  Agent  shall  be  the  third  party

beneficiary   of   the   representations   and   warranties   of   the   Company   in   Section   3.1   and   the

representations  and  warranties  of  the  Purchasers  in  Section  3.2.   This  Agreement  is  intended  for

the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 [and this Section 5.8.

5.9

Governing Law.   All  questions concerning the construction,  validity,  enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of

conflicts   of   law   thereof.      Each   party   agrees   that   all   legal   Proceedings   concerning   the

interpretations, enforcement and defense of the transactions contemplated by this Agreement and any  other  Transaction  Documents  (whether  brought  against  a  party  hereto  or  its  respective affiliates,  directors,  officers,  shareholders,  partners,  members,  employees  or  agents)  shall  be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby  irrevocably  submits  to  the  exclusive  jurisdiction  of  the  state  and  federal  courts  sitting  in the City of New York,  Borough of Manhattan for the adjudication of any dispute hereunder or in connection  herewith  or  with  any  transaction  contemplated  hereby  or  discussed  herein  (including with  respect  to  the  enforcement  of  any  of  the  Transaction  Documents),  and  hereby  irrevocably waives,  and  agrees  not  to  assert  in  any  Action  or  Proceeding,  any  claim  that  it  is  not  personally subject  to  the  jurisdiction  of  any  such  court,  that  such  Action  or  Proceeding  is  improper  or  is  an

inconvenient  venue  for  such  Proceeding.   Each  party  hereby  irrevocably  waives  personal  service of  process  and  consents  to  process  being  served  in  any  such  Action  or  Proceeding  by  mailing  a copy  thereof  via  registered  or  certified  mail  or  overnight  delivery  (with  evidence  of  delivery)  to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall  be  deemed  to  limit  in  any  way  any  right  to  serve  process  in  any  other  manner  permitted  by

 law.     If  any  party  shall  commence  an  Action  or  Proceeding  to  enforce  any  provisions  of  the

Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its  reasonable  attorneys’  fees  and  other  costs  and  expenses  incurred  with  the  investigation,

preparation and prosecution of such Action or Proceeding.

5.10     Survival.   The  representations  and  warranties  contained  herein  shall  survive  the

Closing and the delivery of the Securities.

5.11     Execution.   This  Agreement  may  be  executed  in  two  or  more  counterparts,  all  of which  when  taken  together  shall  be  considered  one  and  the  same  agreement  and  shall  become effective  when  counterparts  have  been  signed  by  each  party  and  delivered  to  each  other  party,  it being understood that the parties need not sign the same counterpart.  In the event that any signature is  delivered  by  facsimile  transmission  or  by  e-mail  delivery  of  a  “.pdf”  format  data  file,  such signature  shall  create  a  valid  and  binding  obligation  of  the  party  executing  (or  on  whose  behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12     Severability.   If  any  term,  provision,  covenant  or  restriction  of  this  Agreement  is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of  the  terms,  provisions,  covenants  and  restrictions  set  forth  herein  shall  remain  in  full  force  and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially  reasonable  efforts  to  find  and  employ  an  alternative  means  to  achieve  the  same  or substantially the same result as that contemplated by such term, provision, covenant or restriction.

It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13     Rescission  and  Withdrawal  Right.    Notwithstanding  anything  to  the  contrary

contained  in  (and  without  limiting  any  similar  provisions  of)  any  of  the  other  Transaction

Documents,  whenever  any  Purchaser  exercises  a  right,  election,  demand  or  option  under  a

Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a  rescission  of  an  exercise  of  a  Warrant,  the  applicable  Purchaser  shall  be  required  to  return  any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to  such  Purchaser  of  the  aggregate  exercise  price  paid  to  the  Company  for  such  shares  and  the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant

(including, issuance of a replacement warrant certificate evidencing such restored right).

5.14     Replacement   of   Securities.     If   any   certificate   or   instrument   evidencing   any

Securities is mutilated, lost, stolen or destroyed, the Company  shall issue or cause to be issued in exchange  and  substitution  for  and  upon  cancellation  thereof (in the  case  of  mutilation), or  in  lieu of  and  substitution  therefor,  a  new  certificate  or  instrument,  but  only  upon  receipt  of  evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs

(including customary indemnity) associated with the issuance of such replacement Securities.

5.15     Remedies.   In  addition  to  being  entitled  to  exercise  all  rights  provided  herein  or granted  by  law,  including  recovery  of  damages,  each  of  the  Purchasers  and  the  Company  will  be

entitled  to  specific  performance  under  the  Transaction  Documents.     The  parties  agree  that

monetary  damages  may  not  be  adequate  compensation  for  any  loss  incurred  by  reason  of  any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16     Payment Set Aside.  To the extent that the Company makes a payment or payments to  any  Purchaser  pursuant  to  any  Transaction  Document  or  a  Purchaser  enforces  or  exercises  its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside,

recovered  from,  disgorged  by  or  are  required  to  be  refunded,  repaid  or  otherwise  restored  to  the

Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of  any  such  restoration  the  obligation  or  part  thereof  originally  intended  to  be  satisfied  shall  be revived  and  continued  in  full  force  and  effect  as  if  such  payment  had  not  been  made  or  such enforcement or setoff had not occurred.

5.17     Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each

Purchaser  under  any  Transaction  Document  are  several  and  not  joint  with  the  obligations  of  any other  Purchaser,  and  no  Purchaser  shall  be  responsible  in  any  way  for  the  performance  or  non-

performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained  herein  or  in  any  other  Transaction  Document,  and  no  action  taken  by  any  Purchaser pursuant  hereto  or  thereto,  shall  be  deemed  to  constitute  the  Purchasers  as  a  partnership,  an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions

contemplated  by  the  Transaction  Documents.   Each  Purchaser  shall  be  entitled  to  independently

protect and enforce its rights including, without limitation, the rights arising out of this Agreement or  out  of  the  other  Transaction  Documents,  and  it  shall  not  be  necessary  for  any  other  Purchaser

to  be joined as  an  additional  party in any  Proceeding  for  such purpose.   Each Purchaser has been

represented  by  its  own  separate  legal  counsel  in  its  review  and  negotiation  of  the  Transaction

Documents.   For  reasons  of  administrative  convenience  only,  each  Purchaser  and  its  respective

counsel  have  chosen  to  communicate  with  the  Company  through  EGS.   EGS  does  not  represent

any  of  the  Purchasers  and  only  represents  Ionic.    The  Company  has  elected  to  provide  all

Purchasers with the same terms and Transaction Documents for the convenience of the Company and  not  because  it  was  required  or  requested  to  do  so  by  any  of  the  Purchasers.  It  is  expressly understood  and  agreed  that  each  provision  contained  in  this  Agreement  and  in  each  other

Transaction  Document  is  between  the  Company  and  a  Purchaser,  solely,  and  not  between  the

Company and the Purchasers collectively and not between and among the Purchasers.

5.18     Liquidated  Damages.    The  Company’s  obligations  to  pay  any  partial  liquidated damages  or  other  amounts  owing  under  the  Transaction  Documents  is  a  continuing  obligation  of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have  been  paid  notwithstanding  the  fact  that  the  instrument  or  security  pursuant  to  which  such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19     Saturdays, Sundays, Holidays, etc.     If  the  last  or  appointed  day  for  the  taking  of

any  action  or  the  expiration  of  any  right  required  or  granted  herein  shall  not  be  a  Business  Day,

then  such  action  may  be  taken  or  such  right  may  be  exercised  on  the  next  succeeding  Business

Day.

5.20     Construction.  The  parties  agree  that  each  of  them  and/or  their  respective  counsel have  reviewed  and  had  an  opportunity  to  revise  the  Transaction  Documents  and,  therefore,  the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any

Transaction  Document  shall  be  subject  to  adjustment  for  reverse  and  forward  stock  splits,  stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21     WAIVER  OF  JURY  TRIAL.   IN  ANY  ACTION,  SUIT,  OR  PROCEEDING

IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY,

THE  PARTIES  EACH  KNOWINGLY  AND  INTENTIONALLY,  TO  THE  GREATEST

EXTENT     PERMITTED     BY     APPLICABLE     LAW,     HEREBY     ABSOLUTELY,

UNCONDITIONALLY,    IRREVOCABLY    AND    EXPRESSLY    WAIVES    FOREVER

TRIAL BY JURY.

(Signature Pages Follow)

IN   WITNESS   WHEREOF,   the   parties   hereto   have   caused   this   Securities   Purchase

Agreement  to  be  duly  executed  by  their  respective  authorized  signatories  as  of  the  date  first indicated above.

  PARALLAX HEALTH SCIENCES, INC.

Address for Notice:

  By:  /s/ Paul R. Arena

Email: paul@parallaxcare.com

Name: Paul R. Arena

Fax: (888) 899-3966

Title: Chief Executive Officer

  With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO PRLX SECURITIES PURCHASE AGREEMENT]

IN   WITNESS   WHEREOF,   the   undersigned   have   caused   this   Securities   Purchase

Agreement  to  be  duly  executed  by  their  respective  authorized  signatories  as  of  the  date  first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: ______________________________________________

Facsimile Number of Authorized Signatory: _____________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

First Closing Subscription Amount: $_________________

Second Closing Subscription Amount: $_________________

First Closing Shares: _________________

Second Closing Shares: __________________

First Closing Warrant Shares: __________________

Second Closing Warrant Shares: _____________________

[SIGNATURE PAGES CONTINUE]